Exhibit 10.22


                                     SECURED
               DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT

                          Dated as of December 22, 2004

                               ATA AIRLINES INC.,
                        a Debtor and Debtor-in-Possession
            under Chapter 11 of the Bankruptcy Code, as the Borrower,

                        ATA HOLDINGS CORP., as Guarantor

                         CERTAIN OF THE SUBSIDIARIES OF
                        ATA HOLDINGS CORP. PARTY HERETO,
                                 as Guarantors,

                                       and

                             SOUTHWEST AIRLINES CO.,
                                    as Lender

                                                                  Dec. 22, 2004

                                     SECURED
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

     This SECURED DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT (this "Credit Agreement") is entered into as of December 22, 2004 by and among ATA AIRLINES INC., an Indiana corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Borrower"), ATA HOLDINGS CORP. (the "Parent"), each of the Subsidiaries of the Parent (as hereinafter defined) of from time to time party hereto, and SOUTHWEST AIRLINES CO., a Texas corporation (the "Lender").

                             PRELIMINARY STATEMENTS

     1. On October 26, 2004 (the "Petition Date"), the Borrower and each of the Guarantors (as hereinafter defined) in existence on the Petition Date filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Indiana (such court, together with any other court having jurisdiction over the Cases from time to time, the "Bankruptcy Court") for relief, and commenced cases (the "Cases"), under the Bankruptcy Code (as hereinafter defined) and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     2. The Borrower has requested that the Lender enter into a term credit facility in an aggregate principal amount not to exceed: (i) forty million dollars ($40,000,000) plus (ii) the Closing Fee (as defined in Section 2.05), and to provide a guaranty of up to seven million eighty eight thousand two hundred and ten dollars ($7,088,210) (in addition to the $40,000,000 term loan) of certain Borrower's obligations, on terms and conditions set forth herein, all of the Borrower's obligations under which are to be jointly and severally guaranteed by the Guarantors.

     3. To provide guarantees and security for the repayment of the Loans (as hereinafter defined), and the payment of the other Obligations (as hereinafter defined) of the Borrower and the Guarantors hereunder and under the other Loan Documents (as hereinafter defined), the Borrower and the Guarantors will provide the Lender the following, each as more fully described herein:

     A. a joint and several guaranty from the Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder as set forth in Section 10 of this Credit Agreement; and

     B. priority Liens (as hereinafter defined) on the Primary Collateral (as hereinafter defined) and best priority Liens on the Secondary Collateral (as hereinafter defined) as set forth in Section 2.10 and Section 9 of this Credit Agreement.

     4. On December 21, 2004, the Bankruptcy Court entered the Interim Order (as hereinafter defined), pursuant to which the Borrower was authorized to borrow up to $47,000,000 and pay all fees and expenses payable to or on behalf of the Lender, pending entry of a final order by the Bankruptcy Court.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Credit Agreement, the following terms shall have the meanings set forth below:

     "Account Collateral" has the meaning specified in Section 9.01(e).

     "Adjusted EBITDARR" means, for any period, for the Borrower and its Subsidiaries, an amount equal to (i) Consolidated EBITDARR less (ii) Capital Expenditures.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "After-Acquired Intellectual Property" has the meaning specified in Section 9.04(h)(vi).

     "Agent" has the meaning specified in Section 9.06(b).

     "Air Transportation Stabilization Act" means the Air Transportation Safety and System Stabilization Act, P.L. 107-42, and any regulations issued pursuant thereto as the same may be amended from time to time.

     "AIR-21 Slots" shall mean those Slots at LGA and DCA which pursuant to the Wendell H. Ford Aviation Investment and Reform Act for the 21st Century ("AIR-21") and the orders of the DOT pursuant thereto cannot be freely transferred by the Loan Parties.

     "Asset Acquisition Agreement" shall mean an Asset Acquisition Agreement for the sale of a portion of the Loan Parties' assets to be entered into between the Lender and the Borrower on or about December 21, 2004.

     "ATSB" means the Air Transportation Stabilization Board, created pursuant to Section 102(b) of the Air Transportation Stabilization Act.

     "ATSB Cash Use Order" means the "Second Interim and Final Order Authorizing Debtors' Use of Cash Collateral and Use, Sale and Lease of Other Pre-Petition Collateral dated December 10, 2004" (Docket No. 718) entered by the Bankruptcy Court with respect to the Cases as such order may be extended, amended or modified from time to time.

     "ATSB Collateral" shall have the meaning specified in Section 9.01 hereof.

     "ATSB Loan" means the loan in the aggregate principal amount as of the date hereof of approximately $139,900,000 under the Loan Agreement dated as of November 20, 2002 among the Borrower, American Trans Air, Inc., Citibank, N.A., as agent for itself and the lenders named therein and the ATSB, pursuant to the Air Transportation Stabilization Act as the same may be amended, restated, amended and restated, supplemented or modified from time to time.

     "ATSB Lender Parties" has the meaning assigned to such term in the ATSB Cash Use Order.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any operating leases of any Person, an amount equal to seven times the rental payments thereunder scheduled to be paid during the 12 months following such date and (c) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower, the Parent and its Subsidiaries for the fiscal year ended
December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

     "Authority" means the Indiana Transportation Finance Authority and the Indianapolis Airport Authority.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

     "Bankruptcy Court" has the meaning specified in Preliminary Statement 1 to this Credit Agreement.

     "Base Rate" means the higher of: (i) 8% per annum or (ii) LIBOR Rate + 5% per annum.

     "Bid Proposal" means the Bid Proposal dated as of December 15, 2004, together with all schedules, annexes and attachments thereto, submitted by the Lender to the Bankruptcy Court, pursuant to which the Lender agreed to provide the Commitment, on the terms and conditions described therein and herein, as may be amended or supplemented prior to the effective time of the Interim Order.

     "Bid Procedures Order" means the Order (a) Establishing Procedures for Approval of one or more Transactions, (b) Approving and Authorizing a Break-Up Fee and Expense Reimbursement and (c) Approving a Form of Notice dated November 19, 2004.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrower's Projections" means the financial projections of the Borrower dated as of December 22, 2005 and accepted by the Lender.

     "Borrowing" means a Term Borrowing.

     "Business Day" means any day other than a Saturday, Sunday or day on which banks in Dallas, Texas, Indianapolis, Indiana or New York, New York are authorized or required by law to close.

     "Capital Expenditures" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with, or within three months after, the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

     "Card Receivables" means credit card receivables of any of the Loan Parties to the extent and for so long as such credit card receivables are subject to a security interest in favor of any credit card receivables processor.

     "Carve-Out" means the following amounts: (i) quarterly fees required to be paid to the United States Trustee pursuant to 28 U.S.C. ss. 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court, (ii) prior to the occurrence of an Event of Default (a) the reasonable expenses of any member of the Creditors Committee which are allowed by the Bankruptcy Court and (b) unpaid professional fees and disbursements incurred prior to the occurrence of an Event of Default by the professionals retained, pursuant to Sections 327 or 1103(a) of the Bankruptcy Code, the Loan Parties and the Creditors Committee which shall be allowed by the Bankruptcy Court (before or after the Event of Default), provided that such fees and disbursements payable after an Event of Default do not to exceed, the amounts included in the Borrower's Projections for the term of the Facility, and (iii) following the occurrence of an Event of Default, the reasonable expenses of any member of the Committee and unpaid professional fees and disbursements by the professionals retained pursuant to Sections 327 or 1103(a) of the Bankruptcy Code, by the Loan Parties and the Creditors Committee incurred after the occurrence of an Event of Default which shall be allowed by the Bankruptcy Court not to exceed five hundred thousand dollars ($500,000) in the aggregate; provided, however that the Carve-Out shall not include any fees or expenses incurred by any party in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Lender.

     "Cases" has the meaning specified in Preliminary Statement 1 to this Credit Agreement.

     "Change of Control" means an event or series of events by which constitute a "change of control" under the Codeshare Agreement.

     "Chicago Construction Loan" means two separate loans made to the Borrower by the City of Chicago to fund a jet bridge extension at MDA evidenced by a Loan Agreement, dated as of March 17, 2003 by and among the City of Chicago and the Borrower.

     "Chicago Gates" means all of the Loan Parties' right, title, and interest in and to the Chicago Midway Airport Lease, solely with respect to all of the Loan Parties' right, title and interest thereunder in and to the eight (8) gates identified at Chicago Midway Airport as Gates 4a, 4b, 10, 12, 14, 16, 18 and 19 in Concourse A, including such gates' associated ramp space and service facilities at Chicago Midway Airport.

     "Chicago Guaranty" means a limited guaranty of up to seven million eighty eight thousand two hundred and ten dollars ($7,088,210) by the Lender of the Borrower's obligations under the Chicago Construction Loan, such guaranty in the form (of a guaranty delivered by the Lender or a letter of credit delivered for the account of the Lender) and substance acceptable to the Lender and the City of Chicago, as the same may be amended, restated, supplemented or modified from time to time.

     "Chicago Guaranty Fee" has the meaning specified in Section 2.05(b).

     "Chicago Midway Facilities Lease" means the Chicago Midway Airport Amended and Restated Airport Use Agreement and Facilities Lease, dated with an effective date of January 1, 1997, as amended and supplemented as of December 10, 2004, as the same may be amended or supplemented from time to time.

     "Closing" means the closing of the transactions contemplated by this Credit Agreement.

     "Closing Date" means December 22, 2004 or any other date that may be agreed to in writing by the Borrower and the Lender. "Closing Fee" has the meaning specified in Section 2.05(a).

     "Code" means the Internal Revenue Code of 1986.

     "Codeshare Agreement" the Codeshare Agreement to be entered into between the Borrower, its Subsidiaries and the Lender, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

     "Collateral" means all of the "Primary Collateral," the "Secondary Collateral" and the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Lender, which property and assets shall not include the Excluded Assets and the Section 1110 Assets.

     "Collateral Documents" means, collectively, the provisions of Article X of this Credit Agreement, security agreements, slot, gate and route security agreements, aircraft mortgages, mortgages, pledge agreements or other similar agreements delivered to the Lender pursuant to Section 6.12, and each of the other agreements, instruments, supplements or documents that creates or purports to create a Lien in favor of the Lender for the benefit of the Lender.

     "Commitment" means (i) a Term Commitment and/or (ii) the Chicago Guaranty, as the context may require.

     "Committee" means any statutory committee appointed in the Cases.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit B.

     "Computer  Software"  has the meaning  specified in Section  9.01(f)(iv)  .

     "Consolidated EBITDARR" means, for any period, for the Parent, the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (i) Consolidated Net Income for such period plus, (ii) without duplication, the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (c) the amount of depreciation and amortization expense, (d) administrative expenses (including restructuring charges) incurred in connection with the Cases in the amount provided in the Borrower's Projections, and (e) the aggregate amount of any aircraft rental payments.

     "Consolidated Interest Charges" means, for any period, for the Parent, the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest expense (net of interest income), premium payments, debt discount, fees (including, without limitation, amortization of deferred financing costs related to the Cases), charges and related expenses of the Borrower, the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower, the Parent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, it being understood that rent expense that is treated as an operating expense in accordance with GAAP is not included this calculation.

     "Consolidated Net Income" means, for any period, for the Borrower, the Parent and its Subsidiaries on a consolidated basis, the net income of the Borrower, the Parent and its Subsidiaries (excluding extraordinary gains and extraordinary losses, in each case, incurred in connection with the Cases) for that period.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" has the meaning specified in the definition of "Affiliate".

     "Controlled Account" means a deposit account of any Loan Party maintained with a depositary bank acceptable to the Lender.

     "Copyrights" has the meaning specified in Section 9.01(f)(iii).

     "Credit Extension" means each of the following: (a) a Borrowing and (b) the issuance of the Chicago Guaranty and any drawing thereunder.

     "Creditors Committee" means the official committee of unsecured creditors of the Loan Parties appointed in the Cases by the United States Trustee on or about November 1, 2004.

     "DCA" shall mean Ronald Reagan Washington National Airport. ---

     "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to Base Rate plus 3.0% per annum.

     "DIP Financing Orders" means the Interim Order or the Final Order or both, as the context may require.

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that a Slot trade shall not constitute a Disposition if accomplished in a transaction where the traded Slot is intended to be returned to the applicable Loan Party within 30 days after such trade is consummated (a "Temporary Slot Disposition").

     "Dollar" and "$" mean lawful money of the United States.

     "DOT" means the United States Department of Transportation, or any successor authority established in replacement thereof.

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, noise, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Equipment" has the meaning specified in Section 9.01(B)(a).

     "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable  Event with respect to a Pension Plan;
(b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Eurocurrency Reserve Requirements" for any day as applied to a LIBOR Loan shall mean the aggregate (without duplication) of the rates (expressed as a decimal rounded upward to the nearest 1/100th of (%)) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Authority, or any successor thereto, having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

     "Event of Default" has the meaning specified in Section 8.01.

     "Excluded  Assets"  means (i) any  retainers  paid or deposited  before the
Petition Date by the Loan Parties to or with their professionals for professional services and expense reimbursement in connection with the Cases; provided, however, that the security interests attach automatically to any reversionary or residual interest any Loan Party may have in such retainer; (ii) any Trust Funds; (iii) Loan Parties' avoidance actions and proceeds thereof under Sections 544-550 of the Bankruptcy Court or similar applicable State law, and (iv) Card Receivables (but only to the extent the ATSB Lender Parties do not hold a security interest therein).

     "Existing Indebtedness" means Indebtedness of each Loan Party existing on the Petition Date.

     "Exit Facility" means the Exit Facility described in the Exit Facility Term Sheet.

     "Exit Facility Term Sheet" means the Exit Facility Term Sheet in form of Annex A hereto.

     "FAA" means the Federal Aviation Administration.

     "Facility" means the Term Loan.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Board of Governors of the Federal Reserve System of the United States arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Lender.

     "Final Order" means a final order of the Bankruptcy Court approving the terms and conditions of the Loan Documents substantially in the form of and containing, among other things, the provisions present in the Interim Order
(including, without limitation, the granting of Liens and the superpriority status referred to in the Loan Documents), which final order shall be in form and substance satisfactory to the Lender in its sole discretion and shall not have been reversed, amended, supplemented, modified, stayed or vacated.

     "First Day Orders" means all orders entered by the Bankruptcy Court granting the relief requested in the motions filed with the Bankruptcy Court on the Petition Date or within two Business Days thereafter.

     "GAAP" means generally accepted accounting principles in the United States in effect from time to time as applied by a significant segment of the accounting profession in the United States.

     "Gate Leaseholds" means all of the right, title, privilege, interest, and authority now or hereafter acquired or held by the Borrower or, if applicable, a Guarantor in connection with the right to use or occupy space in any airport or terminal at which the Borrower conducts scheduled operations.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guaranty" has the meaning specified in Section 10.01.

     "Guaranteed Obligations" has the meaning specified in Section 10.01.

     "Guarantor" means the Parent, Ambassadair Travel Club, Inc., ATA Leisure Corp., Amber Travel, Inc., --------- American Trans Air Execujet, Inc., ATA Cargo, Inc., and Chicago Express Airlines, Inc. and any other Subsidiary of the Parent.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

     (c) net obligations of such Person under any Swap Contract;

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which each such trade payable or account payable was created);

     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f) capital leases, operating leases and Synthetic Lease Obligations;

     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

     (h) as to any Loan Party, the obligation to purchase Property from the Authority under the Indiana DIP Orders; and

     (i) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease, operating lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, that the amount outstanding at any time of any Indebtedness issued with the original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Indemnitees" has the meaning set forth in Section 11.05.

     "Indiana Collateral" means the property of the loan parties in which a Lien is granted to the Authority under the Indiana DIP Orders.

     "Indiana DIP Orders" means the Interim Order Granting Emergency Motion For Order (I) Authorizing Debtors To Obtain Postpetition Financing Pursuant To 11 U.S.C. ss.ss. 105, 362 364(c)(1), 364(c)(2), 364(c)(3) And 507; And To Sell,
Lease And Purchase Assets Pursuant To 11 U.S.C. ss.ss. 105 And 363; and (II) Scheduling Interim And Final Hearings Pursuant To Fed. R. Bankr. P. 4001(c) and
(d) And  6004(a)(2)  dated  November  16, 2004 and the Final Order  Granting DIP
Finance/Sale  Motion dated  December  17, 2004,  as such orders may be extended, modified or amended and which shall not have been reversed, amended, supplemented, modified, stayed or vacated.

     "Intellectual Property Collateral" has the meaning specified in Section 9.01(f).

     "Interest Payment Date" means the last Business Day of each month and the Maturity Date.

     "Interest Rate Determination Date" shall mean the date for determining a LIBOR Rate.

     "Interim Order" has the meaning specified in Section 4.02(i).

     "Inventory" has the meaning specified in Section 9.01(b).

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person; provided, however, that deposits made by any Loan Party in the ordinary course of business in connection with the acquisition of aircraft, airframes or engines or the entry into contracts (but excluding deposits to secure Indebtedness) shall not be considered an "Investment". For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "Investment Agreement" means the Investment Agreement described in the Investment Agreement Term Sheet.

     "Investment Agreement Term Sheet" means that certain Investment Agreement Term Sheet enclosed hereto as Annex B.

     "IP Agreements" has the meaning specified in Section 9.02(f)(viii).

     "IRS" means the United States Internal Revenue Service.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, any Governmental Authority, in each case whether or not having the force of law.

     "LGA" shall mean New York's LaGuardia Airport.

     "LIBOR Rate" shall mean a rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/100th of 1%) equal to the offered rate for deposits of Dollars for a three month period as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Lender in its sole discretion) as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by (ii) 1.00 minus the Eurocurrency Reserve Requirements in effect on the applicable Interest Rate Determination Date. The LIBOR Rate shall be adjusted with respect to any LIBOR Loan outstanding on the effective date of any change in the Eurocurrency Reserve Requirements as of such effective date.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority, privilege or other security interest or preferential arrangement of any kind or nature whatsoever intended for security (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Liquidity" means, on any given date with respect to the Borrower, the Parent and its Subsidiaries, the aggregate amount of all cash held by the Borrower, the Parent and its Subsidiaries.

     "Loan" means an  extension  of credit by the Lender to the  Borrower  under
Article II in the form of a Term Loan or the issuance and delivery of the Chicago Guaranty and any reimbursement obligations thereunder.

     "Loan Documents" means, collectively, (a) this Credit Agreement, (b) the Term Note, and (c) the Collateral Documents.

     "Loan Parties" means, collectively, the Borrower and each Guarantor.

     "Material Adverse Change" means a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, the Parent and its Subsidiaries taken as a whole from and after the Petition Date, other than any change (a) of the type which customarily occurs as a result of events leading up to and following the commencement of a case under Chapter 11 of the Bankruptcy Code and the commencement of the Cases or (b) disclosed in (i) the annual report on Form 10-K for the year ended December 31, 2003 filed by the Borrower or the Parent, (ii) in the quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003 filed by the Borrower or the Parent or (iii) in any report on Form 8-K filed by the Borrower or the Parent after December 31, 2003 and are listed and available on the SEC's "EDGAR" website; provided that deferrals of payments to aircraft or engine lessors with respect to grounded aircraft and other aircraft or engines in the Borrower's fleet (and any associated ratings downgrade) shall not in and of themselves constitute a Material Adverse Change.

     "Material Adverse Effect" means (a) a material adverse effect upon the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, the Parent and its Subsidiaries taken as a whole, other than any effect of the type which customarily occurs as a result of events leading up to and following the commencement of a case under chapter 11 of the Bankruptcy Code and the commencement of the Cases; (b) a material impairment of the rights and remedies of the Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material impairment of the Collateral taken as a whole.

     "Maturity Date" means the earliest of (a) September 30, 2005, (b) the date of termination in whole of the Commitments, pursuant to Section 2.06 or 8.02(b), and (c) the effective date of a Reorganization Plan.

     "Maximum Rate" has the meaning specified in Section 11.10.

     "MDW" shall mean Chicago's Midway Airport.

     "Midway Hangar Property" has the meaning specified in the Asset Acquisition Agreement.

     "Monthly  Payment  Date"  has the  meaning  specified  in  Section  2.05(b)

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Net Cash Proceeds" means: (a) with respect to the sale of any asset by any Loan Party, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of
(A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket fees and expenses (including reasonable and customary brokerage and legal counsel fees) incurred by such Loan Party in connection with such sale and (C) taxes reasonably estimated by the Borrower to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith documented in form and substance reasonably satisfactory to the Lender; and

     (b) with respect to the issuance of any capital stock or other Equity Interest by Loan Party or the issuance of any Indebtedness by any Loan Party, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such sale or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by such Loan Party in connection with such sale or issuance.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing obligations under the Loan Documents that the Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, and (c) the obligation to reimburse any amount in respect of any of the foregoing obligations resulting from any draw under the Chicago Guaranty.

     "Orders" means the DIP Financing Orders, the Procedures Order or any other order of the Bankruptcy Court in connection with the Cases.

     "Organization Documents" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" has the meaning specified in Section 3.01(b).

     "Outstanding Amount" means on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loan, occurring on such date.

     "Patents" has the meaning set forth in Section 9.01(f)(i).

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Permitted Sale/Leaseback" means any transaction pursuant to which a Loan Party sells "equipment" described in Section 1110(a)(3) of the Bankruptcy Code (as in effect on the date hereof) that is subject to a mortgage, conditional sale or security interest on the date hereof (such equipment, the "Subject Equipment") and leases the Subject Equipment back from the buyer or its designee.

     "Permitted Senior Liens" means (a) Liens permitted under Section 7.01 which have priority by operation of law or as provided herein over the Liens granted to the Lender and (b) Liens permitted under Section 7.01(i), (p) or (q).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Petition Date" has the meaning specified in Preliminary Statement 1 to this Credit Agreement.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Pledged Debt" has the meaning specified in Section 9.01(d)(ii).

     "Pledged Equity" has the meaning specified in Section 9.01(d)(i).

     "Post-Petition", when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that first arose or was first instituted, or another matter that first occurred, after the commencement of the Cases.

     "Pre-Petition", when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that arose or was instituted, or another matter that occurred, prior to the Petition Date.

     "Pre-Petition Payment" means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Pre-Petition Indebtedness or trade payables or other Pre-Petition claims against the Borrower or any Guarantor.

     "Primary Collateral" has the meaning specified in Section 9.01(B).

     "Principal Balance" shall mean the outstanding principal balance of the Loans or any specified portion thereof.

     "Receivables" has the meaning specified in Section 9.01(c).

     "Regulations" means the regulations for the Air Carrier Guarantee Loan Program issued pursuant to the Air Transportation Stabilization Act, 14 C.F.R.
Part 1300, as the same may be amended from time to time.

     "Released Parties" has the meaning specified in Section 2.11.

     "Releasing Parties" has the meaning specified in Section 2.11.

     "Related Contracts" has the meaning specified in Section 9.01(c).

         "Relevant Labor Unions" means the Association of Flight Attendants, Airline Pilots Association, International, International Association of Machinists and Aerospace Workers and the Communications Workers of America.

     "Reorganization Plan" means a chapter 11 plan of reorganization filed in any Case by the Borrower and/or any of the Guarantors.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Responsible Officer" means, (i) the chief executive officer, president, chief financial officer, executive vice president, treasurer or assistant treasurer of a Loan Party, and (ii) with respect to each Loan Party (other than the Borrower), any person authorized by the Board of Directors or shareholders of such Loan Party to execute documents in connection with the Loan Documents on behalf of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Secondary Collateral" has the meaning specified in Section 9.01(B).

     "Section 1110 Agreement" shall mean any agreement of any Loan Party related to Section 1110 Assets, including, without limitation, security agreements, mortgages, trusts, leases, conditional sale agreements or other instruments applicable to such Section 1110 Assets.

     "Section 1110 Assets" means, (i) any "aircraft", "aircraft engine", "propeller", "appliance" or "spare part" of any Loan Party (as defined in Section 40102 of Title 49) as those terms are used in Section 1110(a)(3)(A)(i) of the Bankruptcy Code, (ii) all parts substitutions, renewals and replacements of, improvements, accessions and accumulations incident to each such aircraft, aircraft engine, appliance or spare part and all documents related to any of the foregoing to the extent any such asset constitutes equipment within the scope of section 1110(a) of the Bankruptcy Code; (iii) any other assets with respect to which the granting of any such security interests would cause a default, directly or indirectly, of any Section 1110 Agreement, other than a default arising from a negative pledge or similar provision in any such Section 1110 Agreement with respect to otherwise unencumbered property, and (iv) any deposit or reserve delivered by a Loan Party to a Section 1110 Beneficiary (as defined below) in connection with the purchase, financing or lease of a Section 1110 Asset; or reserve upon the satisfaction of the obligations secured thereby.

     "Section 1110 Beneficiary" shall mean all counterparties with any of the Loan Parties to any such Section 1110 Agreements.

     "Secured Obligations" has the meaning specified in Section 9.01.

     "Security Collateral" has the meaning specified in Section 9.01(d).

     "Slot" means the right and operational authority of a Loan Party to conduct one Instrument Flight Rules (as defined under the FAA regulations) landing or takeoff operation during a specific hour or other periods at LGA, MDW and DCA pursuant to FAA regulations.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Superpriority Claim" shall mean a claim against the Borrower or any Guarantor in any of the Cases pursuant to Section 364(c) (1) of the Bankruptcy Code having priority over any or all administrative expenses and other claims (other than allowed expenses and claims granted to the Authority under the Indiana DIP Orders) of the kind specified in, or otherwise arising or ordered under, any Sections of the Bankruptcy Code (including, without limitation, Sections 105, 326, 328, 330, 331, 503(b), 507, 546(c) and/or 726 thereof), whether or not such claim or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap
transactions,   currency
options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and
Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.


    "Swap  Termination  Value"  means,  in  respect  of any  one or  more  Swap
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or lease in which the lessee is contractually entitled to the tax benefits of ownership of the leased assets, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). "Taxes" has the meaning specified in Section 3.01(a).

     "Temporary Slot Disposition" has the meaning set forth in the definition of "Disposition" set forth in this Section 1.01.

     "Term Borrowing" means a borrowing consisting of the Term Loan.

     "Term Commitment" means, the Lender's obligation to make the Term Loan to the Borrower pursuant to Section 2.01.

     "Term Loan" means an advance made by the Lender under the Term Note.

     "Term Note" means a promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from the Term Loan and the Closing Fee accrued to the Principal Balance.

     "Title 49" means Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

     "Trademarks" has the meaning specified in Section 9.02(f)(ii).

     "Transactions" means, collectively, (a) the consummation of transactions contemplated by the Asset Acquisition Agreement, the Codeshare Agreement and the Loan Documents and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

     "Trust Funds" has the meaning specified in the ATSB Cash Use Order.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined as of the most recent valuation date in accordance with the assumptions used for funding the Pension Plan pursuant to
Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "United States Citizen" has the meaning specified in Section 5.01.

     "Use or Lose Rule" means with respect to the Slots,  the terms of 14 C.F.R.
      ss. 93.227.
     "UST/Clerk Fees" has the meaning set forth in the Interim Order.

     1.02 Other Interpretive Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

     1.03 Accounting Terms.

          (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

                                   ARTICLE II

                      THE COMMITMENT AND CREDIT EXTENSIONS

     2.01 The Loans.

          (a) Subject to the terms and conditions set forth in Article IV of this Credit Agreement the Lender shall make the Term Loan to the Borrower in the amount equal to forty million dollars ($40,000,000). Amounts repaid with respect to the Term Loan may not be reborrowed.

          (b) Subject to the terms and conditions set forth in Article IV of this Credit Agreement, the Lender shall issue and deliver to the City of Chicago the Chicago Guaranty.

     2.02 Prepayments.

          (a) Optional. The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that

     (i) such notice must be received
     by the Lender not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of any portion of the Loans; (ii) any prepayment of the Loans shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof; and if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the type of Loans to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

          (b) Mandatory. (i) If any Loan Party Disposes of any Chicago Gates, the Borrower shall prepay an aggregate principal amount of the Term Loan equal to: (A) 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party, less (B) any required repayments of the Indebtedness under the ATSB Loan or the Indiana DIP Orders.

               (ii) Upon the issuance by any Loan Party of any of its capital stock or other Equity Interests to any Person other than another Loan Party or the Lender pursuant to the terms of the Investment Agreement (or the receipt of any capital contribution by any Loan Party from any Person other than another Loan Party), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party.

         (iii) Upon the incurrence or issuance by any Loan Party of any Indebtedness to any Person other than another Loan Party (other than Indebtedness expressly permitted to be incurred or issued pursuant to
         Section 7.03(c)), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party.

          (c) Prepayments to Include Accrued Interest, Etc. All prepayments under this Section 2.02 shall be made together with accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid.

     2.03 Repayment of Loans.

          (a) Term Loan. The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of the Term Loan outstanding on such date.

          (b) Chicago Guaranty. On Maturity Date, if the Chicago Guaranty remains outstanding, and if the Lender is not required to provide any replacement thereof in connection with the Exit Facility, the Borrower shall provide to the Lender a letter of credit issued by a bank approved by the Lender to secure in full all of the Lender's obligations under the Chicago Guaranty.

     2.04 Interest.

          (a) Interest Rate.  Subject to the  provisions of subsections  (b) and
     (c) below, the Term Loan and the amounts drawn under the Chicago Guaranty shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

          (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Loan owing to the Lender, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to the Default Rate and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the Default Rate required to be paid.

          (c) In the event that the Loan shall bear a LIBOR Rate, the Lender shall determine (which determination shall, absent manifest error, be presumptively correct) the LIBOR Rate applicable to the Principal Balance on the applicable Interest Rate Determination Date.

          (d) Payment Dates. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment.

     2.05 Fees.

          (a) Closing Fee. The Borrower shall pay to the Lender, a closing fee equal to two and a half percent (2.50%) of the Commitment on the Closing Date (the "Closing Fee"). The Closing Fee shall be deemed fully earned and payable on the date of disbursement of any Loan and shall be added to the Principal Balance.

          (b) Guaranty Fee. The Borrower shall pay to Lender a guaranty fee in the amount of three percent (3.00%) of the amounts guarantied under the Chicago Guaranty (the "Chicago Guaranty Fee"). The Chicago Guaranty Fee shall be deemed fully earned and payable on the date of delivery of the Chicago Guaranty and shall be paid monthly in arrears on the first Business Day of each calendar month (the "Monthly Payment Date") for so long as the Chicago Guaranty shall remain in effect.

          (c) Payment of Fees. All fees to be paid by any Loan Party pursuant to this Credit Agreement and any other Loan Document shall be paid upon the funding pursuant to the Investment Agreement.

     2.06 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.07 Evidence of Indebtedness.

          (a) The Loans shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to or on behalf of the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

     2.08 Payments Generally.

          (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.

          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     2.09 Approval of Interest. Approval of this Credit Agreement by the Bankruptcy Court shall constitute approval of the rates of interest and other amounts payable hereunder and a ruling that they are exempt from any otherwise applicable limitation.

     2.10 Superpriority Nature of Obligations; No Priming Lien.

          (a) Except as set forth in this paragraph, subject to the Carve-Out, the Obligations shall be secured by:

               (i) an allowed superpriority administrative expense claim pursuant to Section 364(c)(1) of the Bankruptcy Code in each of the Cases having priority, subject only to the allowed administrative expense claims granted to the Authority under the Indiana DIP Orders and the Carve-Out, over all administrative expense, claims and unsecured claims against the Loan Parties, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in, or ordered pursuant to sections 105, 326, 328, 330, 331, 503(b), 507,
          546(c), 726 or 1114 of the Bankruptcy Code whether or not such claims or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment, and shall at all times be senior to the rights of any Loan Party, any Loan Party's estate, and any successor trustee or estate representative in the Cases or any subsequent proceeding or case under the Bankruptcy Code.

               (ii) a continuing first priority Lien and security interest in and to all Primary Collateral (as herein defined) of the Loan Parties, subject only to (i) valid and perfected Liens in existence on the Petition Date and junior to such valid and perfected Liens; (ii) valid, enforceable and nonavoidable Liens existing as of the Petition Date, but perfected after the Petition Date pursuant to section 546(b) of the Bankruptcy Code only to the extent such post-petition perfection is expressly permitted under the Bankruptcy Code; (iii) the Carve-Out; and (iv) Permitted Senior Liens (including liens granted pursuant to the ATSB Cash Use Order and the Indiana DIP Orders); and

               (iii) pursuant to section 364(c)(3) of the Bankruptcy Code, Liens and security interests in and to all Secondary Collateral (as herein defined) of the Loan Parties subject only to (i) valid and perfected Liens in existence on the Petition Date and junior to such valid and perfected Liens; (ii) valid, enforceable and nonavoidable Liens existing as of the Petition Date, but perfected after the Petition Date pursuant to section 546(b) of the Bankruptcy Code only to the extent such post-petition perfection is expressly permitted under the Bankruptcy Code; (iii) the Carve-Out; and (iv) Permitted Senior Liens (including Liens granted under the Indiana DIP Orders and ATSB Cash Use Order).

          (b) Notwithstanding the foregoing, the Loan Parties shall be permitted to pay, as the same may become due and payable, subject to the provisions of the Orders and this Section 2.10 the fees and expenses provided for in the definition of the Carve-Out. Except for the Carve-Out, no costs or expenses of administration shall be imposed against the Lenders or the Collateral under Sections 105, 506(c) or 552 of the Bankruptcy Code, or otherwise.

     2.11 Release. The Borrower and the other Loan Parties each hereby acknowledge, effective as of the date of the Interim Order, that the Borrower, the other Loan Parties, or any of their Subsidiaries, have no defense, counterclaim, offset, recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Borrower's, the other Loan Parties', or their Subsidiaries' liability to repay the Lender as provided in this Credit Agreement or to seek affirmative relief or damages of any kind or nature from the Lender. The Borrower and the other Loan Parties, each in its own right and on behalf of its bankruptcy estate, all its successors, assigns, Subsidiaries and any Affiliates and any Person acting for and on behalf of, or claiming through it (collectively, the "Releasing Parties"), hereby fully, finally and forever release and discharge the Lender and all of its past and present officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them (collectively, the "Released Parties") of and from any and all past and present actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now or existing against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Credit Agreement, the Interim Order, the Final Order and the debtor in possession financings contemplated or ordered therein, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to the debtor in possession financings; provided, however, that nothing herein shall affect the rights of any party to the agreements to be executed in connection with the Closing and the closing of the Transactions, including, without limitation, the Asset Acquisition Agreement, the Codeshare Agreement and the other Loan Documents.

     2.12 Waiver of any Priming Rights. Upon the Closing Date, and on behalf of themselves and their estates, and for so long as any Obligation shall be outstanding, the Borrower and the other Loan Parties hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, (a) to grant any Lien of equal or greater priority than the Lien securing the Obligations, or (b) to approve or incur a claim of equal or greater priority than the Obligations other than as provided in the Indiana DIP Orders and the ATSB Cash Use Order.

     2.13 Payment of Obligations. Upon the Maturity Date (whether by acceleration or otherwise) of any of the Obligations under this Credit Agreement or any of the other Loan Documents, Lender shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     2.14 No Discharge; Survival of Claims. Borrower and each of the other Loan Parties agrees that (a) the Obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and Borrower and each of the other Loan Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the superpriority administrative claim granted to the Lender pursuant to the Interim Order and Final Order and described in Section 2.10 and the Liens granted to Lender pursuant to the Interim Order and Final Order and described in Section 9.01 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan in any Cases.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01 Taxes.

          (a) Except as otherwise provided in this Section 3.01, any and all payments by the Borrower to or for the account of the Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Lender, is organized or is otherwise a resident or doing business (other than a jurisdiction in which the Lender is deemed to be doing business solely as a result of entering into, or performing its obligations under, any Loan Document); (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as ("Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document, then, except as otherwise provided in this Section 3.01, (i) the sum payable shall be increased as necessary so that after making all required deductions with respect to Taxes (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment .thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Lender.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property, intangible, mortgage recording taxes or similar charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

          (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Lender, the Borrower shall also pay to the Lender at the time interest is paid, such additional amount that the Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) The Borrower agrees to indemnify the Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Lender, (ii) amounts payable under Section 3.01(c) without duplication and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; but excluding amounts resulting from the failure to comply with the requirements of
     Section 11.05. Payment under this subsection (d) shall be made within 30 days after the date the Lender makes a demand therefor.

          (e) If the Lender determines, in its sole discretion, that is has actually received or realized any refund of tax, any reduction of, or credit against, its withholding or payment of any additional amount by the Borrower pursuant to this Section 3.01, the Lender shall reimburse the Borrower in an amount equal to the net benefit, after tax, and net of all expenses incurred by the Lender in connection with such refund, reduction, credit or recovery; provided that nothing in this Section 3.01(e) shall require the Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential or interfere with the Lender's right to arrange its tax affairs in whatever manner it deems fit or to obligate the Lender to claim any credit). The Borrower shall return such amount to the Lender in the event that such Person is required to repay such refund of tax or is not entitled to such reduction of, or credit against its tax liabilities.

     3.02 Matters Applicable to All Requests for Compensation. A certificateof the Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder and the basis therefor shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         3.03 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Commitment and repayment of all other Obligations hereunder.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 Conditions to Closing. This Credit Agreement shall become effective on and as of the first date on which all of the following conditions precedent shall have been satisfied or waived by the Lender:

          (a) The Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, and each in form and substance reasonably satisfactory to the Lender and its respective legal counsel:

               (i) counterparts of this Credit Agreement, sufficient in number for distribution to the Lender and the Borrower, duly executed by the appropriate Loan Parties;

               (ii) the Term Note duly executed by the Borrower;

               (iii) a copy of the Interim Order certified by the clerk of the Bankruptcy Court, which Interim Order shall be in the form acceptable to the Lender and shall not have been reversed, amended, supplemented, modified, stayed or vacated;

               (iv) a copy of the Bid Procedures Order certified by the clerk of the Bankruptcy Court, which Bid Procedures Order shall not have been reversed, amended, supplemented, modified, stayed or vacated;

               (v) the Codeshare Agreement, duly executed and delivered by the parties thereto;

               (vi) the Asset Acquisition Agreement, duly executed and delivered by the parties thereto;

               (vii)  such   certificates   of   resolutions  or  other  action,
          incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

               (viii) a certificate of a Responsible Officer of each Loan Party either (A) listing all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

               (ix) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing and in good standing in its jurisdiction of organization; and

               (x) a favorable opinion of Baker & Daniels, counsel to the Loan Parties, addressed to the Lender, in the form and substance acceptable to the Lender and its counsel;

     4.02 Conditions to Term Loan and the Chicago Guaranty. The obligation of the Term Lender to make the Term Loan and to issue and deliver the Chicago Guaranty shall become effective on the first date on which all of the following conditions precedent shall have been satisfied:

     (a) The Closing Date shall have occurred.

     (b) [RESERVED].

     (c) [RESERVED].

     (d) The Lender shall have received satisfactory opinions of counsel to the Loan Parties (which shall cover, among other things, authority, legality, validity, binding effect, unenforceability of the Loan Documents and the granting of a security interest and perfection of the Lender's interest in the Collateral) as the Lender may reasonably request, in addition to the opinion identified in Section 4.01(a)(x).

     (e) No material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, the Parent and its Subsidiaries, taken as a whole, since the Petition Date other than any change (x) of the type which customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Cases or (y) disclosed in (A) the annual report on Form 10-K for the year ended December 31, 2003 filed by the Borrower; (B) in the quarterly report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, filed by the Borrower or (C) in any report on Form 8-K filed by the Borrower after December 31, 2003 and prior to the date hereof; provided that deferrals of payments to aircraft lessors/lenders with respect to grounded aircraft and other aircraft in the Obligated Parties' fleet (and any associated ratings downgrade) shall not in and of themselves constitute a material adverse change.

     (h) The Lender shall have received satisfactory evidence that the Loan Parties shall have complied in full with the notice and other requirements of the Bankruptcy Code in a manner acceptable to the Lender and its counsel.

     (i) The entry of an enforceable order of the Court approving the terms and conditions of the Facility (including without limitation, (a) the finding that the Lender is extending the credit under the Facility in "good faith" within the meaning of Section 364(e) of the Bankruptcy Code, (b) pursuant to Sections 364(c)(2) and (c)(3) of the Bankruptcy Code, authorizing and granting the security interests and liens upon all property of the Borrower's estate defined under Section 541 of the Bankruptcy Code and otherwise described above, and (c) pursuant to Section 364(c)(1) of the Bankruptcy Code, the granting of the superpriority status and liens referred to herein, and (d) the automatic perfection of all liens referred to herein, the payment of all fees referred to herein, the first priority line referred to herein and the approval of the Escrow Arrangement), such order to be in the form and substance satisfactory to the Lender in its sole discretion and which shall not have been reversed, modified, amended or stayed without the prior written consent of the Lender (the "Interim Order"). Such order shall also (a) approve the Loan Parties' waiver of any and all claims and causes of action against the Lender (and its respective affiliates) directly related to the Facility or the negotiation of the terms thereof, and (b) prohibit subsequent granting of liens or priority status superior to, or pari passu with, those provided in connection with the Facility.

     (j) Lender's reasonable determination that all motions, orders, and other pleadings or related documents to be filed or submitted to the Bankruptcy Court in connection with the Facility shall be consistent with the terms of the proposed Facility.

     (k) The Lender's reasonable determination that all other related orders entered by the Bankruptcy Court in the Cases, including without limitation any and all cash collateral orders and related orders, are not inconsistent with the terms of the Facility.

     (k) No material lien shall exist in connection with any ERISA plan of the Loan Parties.

     (l) The Loan Parties shall have obtained all necessary third party approvals (except for the approval of the City of Chicago Council which shall be obtained prior to January 31, 2005).

     (m) The completion of searches for existing liens on the Loan Parties' assets and the Lender shall have a valid and perfected lien on and security interest in the Collateral.

     (n) The Borrower hereby notifies the Lender that the conditions precedent to the Term Loan and the issuance of the Chicago Guaranty have been satisfied, and agrees to deliver after the Closing Date such evidence with respect thereto as the Lender may reasonably request.

     (o) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (p) No material work disruptions or stoppages by employees of any of the Loan Parties shall have occurred and be continuing.

     (q) Other than for the making of the Loans on the Closing Date, the Interim or Final Order shall be in full force and effect, and shall not have been reversed, amended, supplemented, modified, stayed or vacated.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

     5.01 Existence, Qualification and Power; Compliance with Laws; "Air Carrier Status". Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and (except for ATA Cargo, Inc.) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) subject to the entry of the DIP Financing Orders has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and, subject to the entry of the Bid Procedures Order, the Asset Acquisition Agreement and the Codeshare Agreement and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower is an "air carrier" within the meaning of Section 40102 of Title 49 and holds a certificate under
Section 41102 of Title 49 or a commuter air carrier authorization. Each such Person holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower and each Subsidiary that is an "air carrier" are each a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 (a "United States Citizen"). The Borrower and each Subsidiary that is an "air carrier" possess all necessary certificates, franchises, licenses, permits, rights, authorizations and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

     5.02 Authorization; No Contravention. Following the entry of, and giving effect to, the DIP Financing Orders (in the case of the Loan Documents) and the Bid Procedures Order (in the case of the Asset Acquisition Agreement), the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party and, the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Post-Petition Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. No Loan Party is in breach of any such Contractual Obligation, the breach of which could be reasonably likely to have a Material Adverse Effect.

     5.03 Governmental Authorization; Other Consents. Following the entry of, and giving effect to, the DIP Financing Orders (in the case of the Loan Documents) and the Bid Procedures Order (in the case of the Asset Acquisition Agreement), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Credit Agreement or any other Loan Document or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the requisite priority set forth in the DIP Financing Orders) except in each case for such consents, exemptions, authorizations, approvals, actions, notices and filings listed on Schedule 5.03 hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

     5.04 Binding Effect. This Credit Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Credit Agreement constitutes, and each other Loan Document when so delivered will constitute, subject to the entry of the Interim Order or Final Order by the Bankruptcy Court, as applicable, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     5.05 Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower, the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower, the Parent and its Subsidiaries as of the date thereof required to be disclosed by GAAP, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated financial statements of the Borrower, the Parent and its Subsidiaries dated September 30, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower, the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

     (c) Except for the filing of the Cases, since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Change.

     (d) The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower, the Parent and its Subsidiaries delivered to the Lender in connection with this Credit Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

     5.06 Litigation. Other than the Cases, except as has been publicly disclosed in any filing made by the Borrower or any other Loan Party with the SEC between December 31, 2003 and the date of this Credit Agreement, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, the Parent or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents, the Asset Acquisition Agreement, the Codeshare Agreement or the Transaction is not restrained or enjoined (either temporarily, preliminary or permanently). There are no actions, suits or proceedings pending that challenge the validity of any Loan Document or the applicability or enforceability of any Loan Document or any of the Orders or which seek to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any of the Orders or any payment made pursuant thereto.

     5.07 No Default. Neither the Borrower nor any other Loan Party is in default under or with respect to, or a party to, any Post Petition Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the execution, delivery or performance of this Credit Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

     5.08  Ownership  of  Property.   (a)  Each  Loan  Party  and  each  of  its
Subsidiaries has a valid leasehold or subleasehold interests in all real property necessary to or used in the ordinary conduct of its business.

     (b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Liens on Collateral, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the Collateral subject thereto. The Collateral is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

     (c) Set forth on Schedule 5.08(c) hereto is a complete and accurate list of all Slots held by any Loan Party on the date hereof.

     (d) Set forth on Schedule 5.08(d) hereto is a complete and accurate list of all Gate Leaseholds contracted or licensed to any Loan Party on the date hereof located at the airports at which the Loan Parties conduct operations.

     5.09 Environmental Compliance. The Loan Parties conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, such effects of Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Loan Parties.

     5.10 Insurance. All policies of insurance of any kind or nature owned by or issued to the Loan Parties, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect, are issued by financially sound and reputable insurance companies not Affiliates of the Borrower and are of a nature and provide such coverage, including, without limitation, war risk and terrorism liability insurance, that is in an amount that is no less than the greater of (i) the maximum amount available to the Borrower and the Loan Parties from the DOT under the Federal Aviation Insurance

Program, as amended by the Air Transportation Stabilization Act and further amended by the Homeland Security Act of 2002 and the maximum (to the extent requested by the Lender) amount available under programs established pursuant to the Terrorism Risk Insurance Act of 2002 and (ii) such amount as is customarily carried by major United States air carriers in the United States domestic airline industry; and the Borrower and the Loan Parties maintain other insurance that is in their judgment sufficient and in such amounts as is customary in the United States domestic airline industry for major United States air carriers.

     5.11 Taxes. Except as otherwise set forth on Schedule 5.11(a), (a) the Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid or made adequate provision for payment of all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are due and payable, except, in each case, those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP; (b) there is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect; and (c) no Loan Party is party to any tax sharing agreement with any Person other than another Loan Party, other than tax indemnity agreements in leasing transactions.

     5.12 ERISA Compliance.

     (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except for events that could not reasonably be expected to result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the IRS or an application for such a letter has been filed with the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. As of the date of this Credit Agreement, each Loan Party and each ERISA Affiliate has made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Change.

     (c) (i) Other than the filing of the Cases and events related to such filing, no ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 Subsidiaries; Equity Interests. As of the Closing Date, each Loan Party has no Subsidiaries other than the other Loan Parties and those specifically disclosed in Part (a) of Schedule 5.13 and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Set forth in Part (b) of Schedule 5.13 is a complete and accurate list of all Investments (other than (i) Cash Equivalents and (ii) those Investments set forth in Part (a) of Schedule 5.13) held by any Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof. Each Loan Party has no equity investments in any other corporation or entity other than those specifically disclosed in Part (a) or Part (b) of Schedule 5.13.

     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loan, nor the issuance of the Chicago Guaranty, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

     5.15 Disclosure. (a) All written information that has been made available to the Lender by the Borrower or any of its representatives in connection with the transactions contemplated hereby is, taken as a whole, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made and (b) all financial projections, if any, that have been prepared by the Borrower and made available to the Lender have been prepared in good faith based upon assumptions that were reasonable as of the date of the preparation of such financial projections, it being understood that no assurance is given that the results forecasted in the projections will in fact be achieved and that the projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, the Parent and its Subsidiaries.

     5.16 Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 Intellectual Property Licenses, Etc.

     (a) The Loan Parties own all right, title and interest in and to, or possess the right to use, the Intellectual Property Collateral (as defined in Section 9.01(f)) that are reasonably necessary for the operation of their respective businesses.

     (b) To the best knowledge of the Loan Parties, the operation of their respective businesses as currently conducted, or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not infringe, misappropriate, conflict with, or otherwise violate the rights of any other Person. The Intellectual Property Collateral is subsisting and has not been adjudicated invalid or unenforceable in whole or in part, and to the best knowledge of the Loan Parties, is valid and enforceable.

     (c) Except as specifically disclosed in Schedule 5.17(c), no claim or litigation has been asserted or is pending or, to the best knowledge of the Loan Parties, threatened, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, alleging that the Loan Parties' rights in or use of the Intellectual Property Collateral or the operation of the businesses of the Loan Parties infringe, misappropriate, or otherwise violate the rights of any other Person. To the best knowledge of the Loan Parties, no Person is engaging in any activity that infringes, misappropriates, or otherwise violates the Intellectual Property Collateral.

     5.18 Security/Priority.

     (a) The Cases were commenced on the Petition Date in accordance with applicable Law and proper notice thereof and the proper notice for the hearing for the approval of the Interim Order and the Final Order has been given.

     (b) On and after the Closing Date and the entry of the DIP Financing Orders and after giving effect thereto, the provisions of the Loan Documents and the DIP Financing Orders are effective to create in favor of the Lender, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the DIP Financing Orders) in all right, title and interest in the Collateral, enforceable against each Loan Party that owns an interest in such Collateral.

     (c) On and after the entry of the DIP Financing Orders and after giving effect thereto, all Obligations owing by the Borrower under the Facility and by the Guarantors in respect thereof will be secured by:

     (i) subject to the Carve-Out and Permitted Senior Liens, first priority liens granted to the Lender pursuant to Section 364(c)(2) of the Bankruptcy Code on all Primary Collateral, other than Excluded Assets, that is not subject to valid and perfected liens on the Petition Date or to valid liens in existence on the Petition Date that subsequently are perfected pursuant to Section 546(b) of the Bankruptcy Code; and

     (ii) subject to the  Carve-Out  and  Permitted  Senior  Liens,  pursuant to
Section 364(c)(3) of the Bankruptcy Code, best priority liens granted to the Lender on all Secondary Collateral (other than Excluded Assets and Section 1110 Assets) that is subject to valid and perfected liens in existence on the Petition Date or to valid liens in existence on the Petition Date that subsequently are perfected pursuant to Section 546(b) of the Bankruptcy Code, subject only to such existing or subsequently perfected liens.

     (d) On and after the entry of the DIP Financing Orders and after giving effect thereto, all Obligations owing by the Borrower under the Facility and by the Guarantors in respect thereof will be, subject to the Carve-Out, an allowed administrative expense claim pursuant to Section 364(c)(1) of the Bankruptcy Code in each of the Cases having priority over all administrative expenses of the kind specified in, or arising under, any sections of the Bankruptcy Code (including, without limitation, Sections 105, 326, 328, 330, 331, 503(b), 507, 546(c), 726 or 1114 thereof) whether or not such claims or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

     5.19 Entry of the Orders. The Interim Order was entered by the Bankruptcy Court on December 21, 2004 and has not have been stayed, amended, vacated, reversed or rescinded in any respect. On the date of the making of any Loan, the Interim Order or the Final Order, as the case may be, will have been entered and will not have been amended, stayed, vacated or rescinded in any respect that is adverse to the Lender. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower and each Guarantor hereunder and under the other Loan Documents, the Lender shall, subject to the provisions of Section 8.02, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     5.20 Slot Utilization. The Borrower, the Parent and its Subsidiaries are utilizing their Slots at DCA and LGA, other than the AIR-21 Slots, in a manner consistent with applicable regulations and contracts in order to preserve the value of such Slots, taking into account any waivers or other relief granted to the Borrower, Parent and/or its Subsidiaries by the FAA. None of the Borrower, the Parent or any of its Subsidiaries has received any notice from the FAA, or is aware of any other event or circumstance, that would be reasonably likely to impair such Slots or the value thereof.

     5.21 Representations and Warranties as to Collateral. (a) Each Loan Party's exact legal name, as defined in Section 9-503(a) of the Uniform Commercial Code, is correctly set forth on the signature pages hereto. Each Loan Party is located (within the meaning of Section 9-307 of the Uniform Commercial Code) and has its chief executive office in the state or jurisdiction set forth on the signature pages hereto.

     (b) Each Loan Party is the legal and beneficial owner of the Collateral of such Loan Party free and clear of any Lien of others, except for Permitted Liens.

     (c) Except for possessory interests of landlords and warehousemen, each Loan Party has exclusive possession and control of the Equipment. In the case of Equipment located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment, (ii) to the best knowledge of any Loan Party, issued any document for any of any Loan Party's Equipment and (iii) to the best knowledge of any Loan Party, received notification of any secured party's interest (other than the security interest granted hereunder) in any Loan Party's Equipment.

     (d) The Pledged Equity of any Subsidiary of any Loan Party pledged by each Loan Party hereunder has been duly authorized and validly issued and is fully paid and non-assessable. If any Loan Party is an issuer of Pledged Equity, such Loan Party confirms that it has received notice of such security interest. To the best of such Loan Party's knowledge, the Pledged Debt pledged by each Loan Party hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes and is not in default.

     (e) The Pledged Equity of any Subsidiary of any Loan Party pledged by each Loan Party constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule 5.21 hereto. The Pledged Debt constitutes all of the outstanding indebtedness owed to each Loan Party by the issuers thereof and, as of the Closing Date, is outstanding in the principal amount indicated on Schedule 5.21 hereto.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Parent and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.11 and 6.24) cause each Loan Party to:

     6.01 Financial Statements. Deliver to the Lender, in form and detail consistent with comparable reports delivered to the Lender or otherwise reasonably satisfactory to the Lender:

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower, the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and accompanied by a report of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender, which report shall be prepared in accordance with generally accepted auditing standards and shall not be qualified in any material respect except with respect to the Cases or a "going concern" or like qualification or exception;

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower, the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower, the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

     (c) as soon as available, but in any event within 30 days after the end of each month, a consolidated balance sheet of the Borrower, the Parent and its Subsidiaries as of the end of such month and consolidated statements of income and a consolidated statement of cash flows of the Borrower, the Parent and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and a consolidated statement of income and a consolidated statement of cash flows of the Borrower, the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding fiscal year, all in reasonable detail and duly certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower;

     (d) as soon as available, but no more than five (5) Business Days after the end of each calendar week (i) the operating metrics for such week for the Borrower, the Parent and its Subsidiaries and (ii) an updated 13 week rolling cash flow forecast, together with a reconciliation of such cash flows to actual results reporting against the Borrower's Projections within twenty (20) days against the Borrower's Projections;

     (e) as soon as available, but no more than five (5) Business Days after the end of each calendar week a cash balance report for such calendar week, which report shall show, among other things, the aggregate amount of cash and Cash Equivalents that any of the Loan Parties has unrestricted access to on each day of such calendar week, and the aggregate amount of cash that the Loan Parties are restricted from accessing on each day of such calendar week, (ii) a flash cash report as of the day preceding such report;

     (f) as soon as available, but in any event within 30 (thirty) days after the end of each month, a report that shall demonstrate the computations used by the Borrower in determining compliance with the covenant contained in Section
7.11 for such month; and

     (g) as soon as available, but in any event within 30 (thirty) days after the end of each month, a report, in form and substance acceptable to the Lender, that contains a detail of the invoiced and unpaid professional fees and expenses and UST/Clerk Fees.

     6.02 Certificates; Other Information. Deliver to the Lender, in form and detail consistent with comparable reports previously delivered to the Lender or otherwise reasonably satisfactory to the Lender:

     (a) [RESERVED];

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Lender pursuant hereto;

     (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section 6.02;

     (f) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Lender may reasonably specify;

     (g) promptly and in any event within five Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party;

     (h) promptly upon request of the Lender, copies of all notices, requests, pleadings and other documents received by any Loan Party (and not otherwise distributed to the Lender) under or pursuant to any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Lender, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Lender may reasonably request;

     (i) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

     (j) [RESERVED];

     (k) [RESERVED];

     (l) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Loan Parties with the Bankruptcy Court in the Cases, or distributed on behalf of any of the Loan Parties to any Committee, providing copies of the same to the Lender;

     (m) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request; and

     (n) promptly upon receipt thereof, copies of any material correspondence or orders from the City of Chicago regarding the Chicago Gates.

     6.03 Notices. Promptly notify the Lender:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Post-Petition Contractual Obligation of any Loan Party; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary;

     (e) of the (A) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory repayment pursuant to Section 2.03(b), (B) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory repayment pursuant to
Section 2.02(b)(ii), (C) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory repayment pursuant to Section 2.02(b)(iii); and

     (f) of a material breach of the Use or Lose Rule.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Credit Agreement and any other Loan Document that have been breached.

     6.04 Payment of Obligations. Pay, discharge or satisfy promptly when due, but no later than within 30 days after the same shall become due and payable, all its obligations and liabilities of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code, including
(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets attributed to the period after the Petition Date to the extent permitted or required by the Bankruptcy Code or the Bankruptcy Court to be paid, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, within 30 days after the same shall become due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness unless, in each case,

(i) the Bankruptcy Code or an order of the Bankruptcy Court precludes making such payment or (ii) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party.

     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.05 or 7.06; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07  Maintenance  of  Insurance.  (a) In addition to the  requirements  of
Section 6.07(b), (i) keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses (including, without limitation, casualty insurance or reinsurance on its aircraft at the appraised value) and which is reasonably satisfactory to the Lender; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any Property (including aircraft) owned, occupied or controlled by the Borrower or any Loan Party, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are required pursuant to Section 5.10; and (ii) maintain such other insurance or self insurance as may be required by law.

     (b) The Borrower and each Loan Party shall maintain in full force and effect war risk and terrorism insurance on all its property in an amount that is the greater of (x) the maximum amount available to the Borrower and the Loan Parties from the DOT under the Federal Aviation Insurance Program, as amended by the Air Transportation Stabilization Act and further amended by the Homeland Security Act of 2002 and (y) thereafter, such amount as is then customary for major United States air carriers in the United States domestic airline industry.

     (c) The Borrower and each Loan Party shall continue to maintain in full force and effect business interruption insurance on the Loan Parties' property in an amount not less than an amount of such insurance in effect as of the date hereof for such property.

     (d) The Borrower and each Loan Party shall promptly deliver to the Lender copies of any notices received from its insurers with respect to insurance programs required by the Terrorism Risk Insurance Act of 2002 and, if so requested by the Lender, procure and maintain in force the insurance that is offered in such programs.

     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws (including, without limitation, ERISA) and all orders, writs, injunctions and decrees applicable to it or to its business or property.

     6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries consistent with GAAP shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     6.10 Inspection Rights. Permit representatives, agents, advisors and independent contractors of the Lender, at the expense of the Borrower, to (a) visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (with the Borrower having the right to have a representative present at all such communications) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and (b) conduct semi-annual (and, with respect to parts, quarterly in the discretion of the Lender) field examinations of the Collateral; provided, however, that when an Event of Default exists the Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions to provide general working capital and to pay ordinary operating costs and expenses of the Loan Parties, including payments to third parties that are necessary to cure defaults, to the extent permitted by the Bankruptcy Code or the Bankruptcy Court.

     6.12 Covenant to Give Security; Governmental Authorizations. Except where prohibited by Applicable Laws, upon the request of the Lender following the occurrence and during the continuance of an Event of Default, and without further order or application to the Bankruptcy Court: (i) within 10 days after such request (and the delivery by the Lender of the requested form of documentation), duly execute and deliver to the Lender pledges or other security agreements covering the stock and assets of each Subsidiary of the Borrower to the extent such stock and assets are not already pledged to the Lender and in all assets acquired by any of the Loan Parties after the Closing Date to the extent such assets are not already pledged to the Lender, in each case, as specified by and in form and substance reasonably satisfactory to the Lender, securing payment of all the Obligations under the Loan Documents of the applicable Loan Party executing such pledge or security agreement, and (ii) use best efforts to obtain, and cooperate with the Lender in obtaining, all authorizations, consents, orders and approvals of any Governmental Authority in connection with the exercise by the Lender of any of the Lender's rights under this Credit Agreement, including rights and remedies to which the Lender is entitled under this Credit Agreement and under any applicable Laws following an Event of Default.

     6.13 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower, the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     6.14 Preparation of Environmental Reports. At the request of the Lender from time to time, provide to the Lender within sixty (60) days after such request, at the expense of the Borrower, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Lender, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Lender determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Lender may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Lender, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter their respective properties to undertake such an assessment.

     6.15 Further Assurances. Promptly upon request, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Laws, subject any Loan Party's or any of its
Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or the Orders, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and under the Orders and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document, the Orders or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

     6.16 Compliance with Terms of Leaseholds. Make all Post-Petition payments and otherwise perform all obligations in respect of all leases of real property (including, without limitation, arrangements with respect to Gate Leaseholds to which the Borrower, the Parent or any of its Subsidiaries is a party), to the extent necessary to keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Lender of any default by any party with respect to such leases and cooperate with the Lender in all respects to cure any such default, and cause each of the Parent's Subsidiaries to do so.

     6.17 Cash Management System; Controlled Accounts. Maintain and cause each of its Subsidiaries to maintain (a) a cash management system reasonably acceptable to the Lender and (b) from and after the date of the Final Order, all cash in Controlled Accounts; provided that (i) the Loan Parties shall be permitted to maintain up to an aggregate amount of $1,000,000 in accounts that are not Controlled Accounts but that have been disclosed to the Lender; (ii) the Loan Parties shall be permitted to maintain cash in Trust Funds, to the extent consistent with current practices; (iii) to the extent consistent with agreements with U.S. Bank N.A., the Loan Parties shall be permitted to hold accounts with such Persons so long as the amounts on deposit in such accounts are intended solely to cash collateralize holdback obligations and other obligations in connection with payments of credit card processing or clearinghouse services to U.S. Bank N.A.; and (iv) the Loan Parties shall be permitted to maintain cash in accounts that are not Controlled Accounts to the extent that such accounts are subject to a Lien permitted by Section 7.01(b) (but only to the extent any such Lien was cash collateralized on the Petition
Date), Section 7.01(e), Section 7.01(f) (except with respect to any cash collateralization in respect of Swap Contracts), Section 7.01(1), and Section 7.01(q).

     6.18 FAA and DOT Matters; Citizenship. (a) Maintain at all times its status at the DOT, as applicable, as an "air carrier" within the meaning of Section 40102(a) (2) of Title 49, hold a certificate under Section 41102 of Title 49, or a commuter air carrier authorization, as applicable; (b) at all times hereunder be a citizen of the United States as defined by Section 40102(a)15 of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies; (c) maintain at all times its status at the FAA as an air carrier and hold air carrier operating certificates and other operating authorizations issued by the FAA pursuant to 14 C.F.R. Sections 119, 121 or 135 as currently in effect or as may be amended or recodified from time to time; and (d) possess and maintain, and cause each other Loan Party to possess and maintain, all necessary consents, franchises, licenses, permits, rights, concessions, authorizations and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except in any case described in this clause (d), where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

     6.19 Slot Preservation. Each Loan Party shall utilize its Slots, other than Air-21 Slots, for each airport in a manner sufficient to comply with the applicable FAA regulations.

     6.20 ATSB Information Requests. Comply with any reasonable request from the ATSB for information in connection with the ATSB Loan.

     6.21 Gate Utilization. Utilize all of its Gate Leaseholds in a manner sufficient to comply with applicable lease provisions governing such Gate Leaseholds.

     6.22 Disclosure Statement and Plan of Reorganization. File with the Bankruptcy Court the disclosure statement (with a the Reorganization Plan attached as an exhibit thereto) in substantially the form described in the term sheet delivered by the Borrower and accepted by the Lender describing such Reorganization Plan for all of the Cases, in each case on terms satisfactory to the Lender and obtain approval of such disclosure statement and confirmation of the Reorganization Plan on or prior to September 30, 2005.

     6.23 Loading of  Schedules.  Complete the loading the Lender's code sharing schedule into the Loan Parties' reservation system in accordance with the terms of the Codeshare Agreement.

     6.24 Management Search. By no later than (a) December 31, 2004 retain a Co-Chief Restructuring Officer whose employment shall be in consultation with the Lender and (b) July 31, 2005 a Chief Executive Officer, subject to the approval of the Creditors Committee and the ATSB.

     6.25 [RESERVED]

     6.26 Investment Agreement and Exit Facility. On or prior to the effective date of the Reorganization Plan, execute and deliver an Exit Facility agreement and an Investment Agreement containing all of the terms and conditions set forth in the Exit Facility Term Sheet and the Investment Agreement Term Sheet.

     6.27 Covenant for Post-Closing Deliveries.

     (a) Deliver as soon as available and in any event not later than the earlier of (x) the day before the hearing for the Final Order and (y) 45 days after the Closing Date (or such later date as may be approved by the Lender):

          (i) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the date which is 15 days after the Closing Date under the Uniform Commercial Code of all jurisdictions that the Lender may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created hereunder, covering the Collateral described in Article X;

          (ii) evidence that appropriate filings in the United States Patent and Trademark Office and the United States Copyright Office have been made in order to perfect and protect the second priority liens and security interests in the Intellectual Property Collateral; and

          (iii) evidence that appropriate filings required by the Loan Documents have been made in order to perfect and protect the liens and security interests described therein, and

          (iv) deliver the Schedules identified on the List of Schedules attached hereto as "to be provided by the Loan Parties";

     (b) [RESERVED].

     (c) Deliver to the Lender, as soon as available, and in any event not later than the Maturity Date, the consent of the City of Chicago Council, in form and substance satisfactory to the Lender, permitting the Loan Parties to transfer the Loan Parties' assets at the Chicago Midway Airport to the Lender pursuant to the terms of the Asset Acquisition Agreement.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly:

         7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower, the Parent or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the Petition Date;

     (c) Liens for taxes, assessments or governmental charges or claims not delinquent for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) Liens of landlords, carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e) Liens incurred or pledges or deposits in the ordinary course of business made in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts, leases (real and personal) (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance and return of money (but not borrowed money) bonds, reimbursement obligations and chargeback rights of Persons performing credit card processing services for a Loan Party and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities of title and other similar charges or encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) [RESERVED];

     (i) Liens securing judgments and attachments not constituting an Event of Default under Section 8.01(g) or securing appeal or other surety bonds related to such judgments; Liens securing Indebtedness permitted under Section 7.03(c)(v); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) with respect to capital leases, such Liens do not at any time extend to or cover any Collateral or assets other than the assets subject to such capital leases;

     (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (k) operating leases or subleases of real or personal property granted to others not interfering in any material respect with the business of the Loan Parties, taken as a whole;

     (1) Liens in favor of collecting or payor banks and credit card processors having a right of setoff, revocation, refund or chargeback with respect to money or instruments of any Loan Party on deposit with or in possession of such bank;

     (m) any renewal of or substitution for any Lien on any "equipment" described in Section 1110(a)(3) of the Bankruptcy Code (as in effect on the date hereof) permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets;

     (n) Liens of creditors of any Person to whom any Loan Party's assets are consigned for sale in the ordinary course of business;

     (o) [RESERVED];

     (p) Liens securing obligations under Permitted Sale/Leasebacks; and

     (q) Liens securing  Indebtedness  permitted under Section 7.03(c) (vii) and
(viii) and Section 7.03(c)(xi).

     7.02 Investments. Make or hold any Investments, except:

     (a) Investments held by any Loan Party in the form of Cash Equivalents;

     (b) [RESERVED];

     (c) equity Investments of the Parent in the Borrower and in any Guarantor and Investments of any Guarantor in the Borrower or in another Guarantor;

     (d) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business and Investments received in settlement of amounts due to any Loan Party effected in the ordinary course of business (including as a result of Dispositions not prohibited by Section 7.06);

     (e) [RESERVED];

     (f) Guarantees permitted by Section 7.04;

     (g) [RESERVED]

     (h) Investments consisting of intercompany debt permitted under Section 7.03; and

     (i) payments of fees to any fuel consortium in the ordinary course of business, consistent with past practices and consistent with industry standards; and

     (j) Investments in the Trust Funds.

     7.03  Indebtedness.   Create,   incur,   assume  or  suffer  to  exist  any
Indebtedness, except:

     (a) in the case of the Parent, Indebtedness owed to a Guarantor, which Indebtedness shall constitute Pledged Debt pursuant to the terms of Article X;

     (b) in the case of any Loan Party (other than the Borrower), Indebtedness owed to the Borrower or the Parent, which Indebtedness shall constitute Pledged Debt pursuant to the terms of Article X; and

     (c) in the case of the Loan Parties,

          (i) Indebtedness under the Loan Documents;

          (ii) Existing Indebtedness and, in the case of financings secured directly or indirectly by "equipment" described in Section 1110(a)(3)(A)(i) of the Bankruptcy Code (as in effect on the date hereof), refinancings and replacements thereof, provided that (i) the principal amount of such Existing Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such refinancing or replacement,
     (ii) the maturity of such Existing Indebtedness shall not be shortened as a result of such refinancing or replacement, (iii) the weighted average life to maturity of such Existing Indebtedness shall not be reduced as a result of such refinancing or replacement, and (iv) the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such refinancing or replacement;

          (iii) Indebtedness incurred after the Petition Date consisting of Guarantees permitted by Section 7.04;

          (iv) Indebtedness under the Chicago Construction Loan in an amount not to exceed $6,990,362;

          (v) debt securities, rent deferral notes and capital expenditure notes for the modification or improvement of aircraft, in each case issued to existing aircraft lessors and/or Lender in connection with the modification of existing lease or financing arrangements;

          (vi) [RESERVED];

          (vii) Indebtedness under the ATSB Loan in an amount not to exceed $139,900,000 plus interest and fees payable under the ATSB Loan;

          (viii) Indebtedness under the Indiana DIP Orders in an amount not to exceed $15,500,000 plus interest and fees payable under the Indiana DIP Orders;

          (ix) Indebtedness in connection with retained aircraft and lease cure payment related thereto; and

          (x) letters of credit issued by banks reasonably acceptable to the Lender to the extent that (i) the Loan Party requesting the issuance of any such letter of credit pledges to and deposits with the issuer of such letter of credit cash collateral in an amount not less than 100% of the face amount of such letter of credit and not in excess of 105% of the face amount of such letter of credit, (ii) in the event of a drawing under any such letter of credit, the issuer of such letter of credit looks first to the cash collateral for reimbursement of such drawing and (iii) after giving effect to the issuance of each such letter of credit, the sum of any obligations under such letters of credit shall not exceed $40,000,000.

     7.04 Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the Indebtedness, stock or dividends of any Person, except (a) for any guaranty of Indebtedness or other obligations of the Borrower or any Guarantor if the Borrower or such Guarantor could have incurred such Indebtedness or obligations under this Credit Agreement, (b) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (c) Indebtedness or other obligations of any Loan Party arising from agreements of any Loan Party providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business or assets and (d) customary indemnities in favor of officers, employees, directors, consultants, attorneys, accountants or other advisors.

     7.05 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Guarantor.

     7.06 Dispositions. Make any Disposition of Collateral, except:

     (a) Dispositions of unused, obsolete or worn out property and surplus aircraft, engines and parts related thereto, whether now owned or hereafter acquired, in the ordinary course of business;

     (b) Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

     (d) Dispositions of property by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

     (e) Dispositions permitted by Section 7.05;

     (f) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.06; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause
(f) in any fiscal year shall not exceed $15,000,000; (iii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary in cash equal to not less than 93% of the purchase price; and (iv) such Disposition shall not be a Disposition of any Gate Leaseholds.

     (g) abandonment of  Intellectual  Property  Collateral  pursuant to Section
9.04;

     (h)  licensing  and  sublicensing  of  Intellectual   Property   Collateral
consistent with the Borrower's past practices in the ordinary course of business;

     (i) Dispositions of cash for purposes not otherwise prohibited under this Credit Agreement or under any other Loan Document;

     (j) so long as no Event of Default shall occur and be continuing, to the extent permitted by applicable law, the Loan Parties may consummate transfers of Slots having an aggregate appraised value of not more than 5% of the aggregate appraised value of the Slots provided, however, that in the event any such Slot is returned to a Loan Party, the transfer of such Slot shall be deemed not to have occurred for purposes hereof;

     (k) the termination or rejection of any lease or the return, surrender or abandonment of any property subject thereto;

     (l)  Dispositions  permitted by the  Collateral  Documents;

     (m)  Permitted Sale/Leasebacks; and

     provided, however, that any Disposition pursuant to this Section 7.06 shall be for fair market value.

     Notwithstanding  any  provisions of this Credit  Agreement to the contrary,
(i) the Parent shall not be permitted to dispose of its Equity Interest in Chicago Express Airlines, Inc. and Chicago Express Airlines, Inc. shall not be permitted to dispose of any of its owned property.

     7.07 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

     (a) each Loan Party may make Restricted Payments to any Loan Party which is its direct parent;

     (b) each Loan Party may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

     (c)  any  Loan  Party  may  issue   Equity   Interests,   or  make  capital
contributions, to another Loan Party.

     7.08 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower, the Parent and its Subsidiaries on or prior to the Petition Date or any business related or incidental thereto.

     7.09 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Loan Party as would be obtainable by the Borrower or such Loan Party at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of the Guarantors or between and among any of the Guarantors; (b) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of any Loan Party; (c) any Restricted Payments not prohibited by Section 7.07; (d) any payments or other distributions by a Subsidiary to its direct or indirect parent to enable such parent to pay its liabilities for taxes attributable to such Subsidiary; (e) transactions between any Loan Party with any employee labor unions or other employee groups of any Loan Party; and (f) the Loan Documents and the transactions contemplated thereby.

     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

     7.11 Financial and Performance Covenants.

     (a) Minimum Consolidated EBITDARR. Permit Consolidated EBITDARR for each calendar month beginning on January 1, 2005 and ending with September 30, 2005 to be less than 75% of the projected EBITDARR for each such month as set forth the in the Borrower's Projections; nor (ii) permit cumulative Consolidated EBITDARR for each month beginning on January 1, 2005 and ending on September 30,

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

2005 to be less than 80% of the cumulative Consolidated EBITDARR for each such calendar month as set forth in the Borrower's Projections (provided that the first such cumulative EBITDARR of the Borrower, the Parent and its Subsidiaries shall be tested for the period beginning on January 1, 2005 and ending on March 31, 2005).

     (b) Minimum Adjusted EBITDARR. (i) Permit Adjusted EBITDARR for each month beginning on January 1, 2005 and ending with September 30, 2005 to be less than 75% of the projected Adjusted EBITDARR for each such month as set forth the in the Borrower's Projections; nor (ii) permit cumulative Adjusted EBITDARR for each month beginning on January 1, 2005 and ending on September 30, 2005 to be less than 80% of the cumulative Adjusted EBITDARR for each such month as set forth in the Borrower's Projections (provided that the first such cumulative Adjusted EBITDARR of the Borrower, the Parent and its Subsidiaries shall be tested for the period beginning on January 1, 2005 and ending on March 31,
2005).

     (c) Liquidity. (i) Permit Liquidity on any day during the calendar months beginning on January 1, 2005 through July 30, 2005 to be less than 75% of the projected Liquidity for each such calendar month as set forth in the Borrower's Projections nor (ii) permit Liquidity on any day during the calendar months beginning on August 1, 2005 through September 30, 2005 to be less than one hundred million dollars ($100,000,000).

     7.12 Amendments of Organization Documents. Amend any of its Organization Documents other than for amendments which in the aggregate have no Material Adverse Effect.

     7.13 Changes in Fiscal Year. Make any change in fiscal year.

     7.14 Prepayments Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Credit Agreement, (b) regularly scheduled or required repayments or redemptions of Existing Indebtedness, and (c) refinancing or replacement of Existing Indebtedness permitted by Section 7.03(c) (ii).

     7.15 Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture.

     7.16  Speculative   Transactions.   Engage  in  any  transaction  involving
commodity options or futures contracts or any similar speculative transactions.

     7.17 Formation of Subsidiaries. Organize or invest in any new Subsidiary.

     7.18 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any Superpriority Claim that is pari passu with or senior to any of the claims of the Lender against the Borrower and the Guarantors except with respect to the Indiana DIP Orders and the Carve-Out to the extent of any contingent indemnity claims.

     7.19 Limitation on Prepayments and Pre-Petition Obligations. Except as otherwise allowed pursuant to the DIP Financing Orders or any other order of the Bankruptcy Court, (a) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before the due date for the purpose of paying when due) of any Pre-Petition Indebtedness or other

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

Pre-Petition obligations of the Borrower or any Guarantor, (b) pay any interest on any Pre-Petition Indebtedness of the Borrower or any Guarantor (whether in cash, in kind securities or otherwise), or (c) make any payment or create or permit any Lien pursuant to Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection), or apply to the Bankruptcy Court for the authority to do any of the foregoing; provided, however, that notwithstanding the foregoing, the Borrower and the Guarantors may (and may file motions seeking to) (i) make payments in respect of Indebtedness or obligations under any security agreement, lease or conditional sale contract relating to "equipment" (as that term is defined in Section 1110(a)(3) of the Bankruptcy Code as in effect on the date hereof), (ii) pay cure costs with respect to executory contracts or unexpired leases that the Borrower or Guarantors have been allowed by the Bankruptcy Court to assume under
Section 365 of the Bankruptcy Code, (iii) make or pay accrued payroll and related expenses and employee benefits as of the Petition Date, (iv) pay sales and use taxes, (v) pay other Pre-Petition Payments in an amount not to exceed the amounts, if any, specified in the DIP Financing Orders in the aggregate,
(vi) pay all obligations required to be paid pursuant to Section 6.04 and other provisions of this Credit Agreement, (vii) make payments for administrative expenses that are allowed and payable under Sections 330 and 331 of the Bankruptcy Code, (viii) make payments permitted by the First Day Orders, (ix) make adequate protection payments to the ATSB Lender Parties and other secured creditors as may be required by the ATSB Cash Use Order, make payments to the Authority provided for in the Indiana DIP Orders and payments under other orders of the Bankruptcy Court relating to the Cases, and (x) make payments to such other claimants and in such amounts as may be consented to by the Lender and approved by the Bankruptcy Court.

     7.20 Change in Capital Structure. Make any material change in its equity capital structure as in existence on the Petition Date except as provided in the Investment Agreement.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default.  Any of the following shall  constitute an Event of
Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest on any Loan, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. (i) The Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03 (Notices), 6.05 (Preservation of Existence), 6.10 (Inspection Rights), 6.11 (Use of Proceeds), 6.12 (Covenant to Give Security), 6.17 (Cash Management) or 6.20 (FAA Matters), 6.19 (Slot Utilization) and 6.20(Gate Utilization) or Article VII or (ii) the Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or 6.02 (provided, however, that the Loan Parties' failure to obtain a consent of the City of Chicago to transfer to the Lender the Midway Hangar Property pursuant to the Asset Acquisition Agreement

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

shall not constitute a Default or an Event of Default under this Credit Agreement, notwithstanding any other provision of this Credit Agreement to the contrary) and such failure continues for ten (10) Business Days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Lender; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above or (t) below) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 60 days (in the case of the Mortgages, so long as the applicable Loan Party is using commercially reasonable efforts to cure such default) and ten (10) Business Days (in the case of any other Loan Document) after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Lender; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the facilities pursuant to the Indiana DIP Orders, the Chicago Construction Loan, or any Post-Petition Indebtedness or Post-Petition Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000, or (B) fails to observe or perform any other agreement or condition relating to the Indiana DIP Orders, the Chicago Construction Loan, or any such Post-Petition Indebtedness or Post-Petition Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $1,000,000; or

     (f)  Judgments.  There is entered  against any Loan Party or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding $500,000, as an administrative expense of the kind specified in
Section 503(b) of the Bankruptcy Code (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of such claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, there is a period of ten (10) consecutive Business Days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (g) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 or
(ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan where such withdrawal liability is in an aggregate amount in excess of $500,000; or

     (h) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be valid and binding on or enforceable against any Loan Party intended to be a party to it; any Loan Party files a motion or other pleading seeking to challenge the validity of any Loan Document or the applicability or enforceability of any Loan Document or any of the Orders or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any of the Orders or any payment made pursuant thereto; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (i) Change of Control. There occurs any Change of Control; or

     (j) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien on and security interest in the Collateral purported to be covered thereby having the priority contemplated by the Loan Documents and the DIP Financing Orders; or

     (k) Conversion of the Cases. Any of the Cases concerning the Borrower or any Guarantors shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person seeking the dismissal or conversion to chapter 7 of the Bankruptcy Code of any of the Cases concerning the Borrower or any Guarantors under Section 1112 of the Bankruptcy Code or otherwise; a trustee appointed pursuant to section 1104 of the Bankruptcy Code or otherwise under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other claim or Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to any of the claims (including, without limitation, the Superpriority Claim) of the Lender against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior to any such claims (including, without limitation, a Superpriority Claim); or

     (1) Relief from Automatic Stay. The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrower or the Guarantors (other than Section 1110 Assets or Excluded Assets); or

     (m) Modification of Orders. An order of the Bankruptcy Court shall be entered reversing, amending, supplementing or staying for a period in excess of ten (10) Business Days, vacating or otherwise modifying in a manner that is adverse to the Lender any of the DIP Financing Orders; or

     (n) Pre-Petition Payment. Except as permitted by the Orders or the First Day Orders, the Borrower, any Guarantor or any of their Subsidiaries (including all present and future debtors) shall make any Pre-Petition Payment in violation of Section 7.19; or

     (o) Material Adverse Change. (i) Except for the filing of the Cases, there occurs any event or circumstance that would give rise to a Material Adverse Change since the Closing Date (ii) there shall be a change or modification in the ATSB Cash Use Order which has a Material Adverse Effect on the Borrower or any other Loan Party; or

     (p) Defaults Under Orders. The Borrower or any Guarantor fails to perform or observe any term or condition contained in the DIP Financing Orders, the ATSB Cash Use Order and the Indiana DIP Orders; or

     (q) Final Order. The entry of the Final Order shall not have occurred within 60 days after the entry of the Interim Order; or

     (r) Bankruptcy Court Motions. Any Loan Party shall bring or consent to a motion in the Cases: (i) to obtain working capital financing from any Person other than Lender under Section 364(d) of the Bankruptcy Code, other than in connection with any Indebtedness permitted under Section 7.03; or (ii) to obtain financing from any Person other than the Lender under Section 364(c) of the Bankruptcy Code other than (x) with respect to a financing used, in whole or part, to repay in full the Obligations or (y) in connection with any Indebtedness permitted by Section 7.03; or (iii) to grant any Lien other than those permitted under Section 7.01 upon or affecting any Collateral; or (iv) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code; or
(v) to grant a Superpriority Claim pari passu or senior to the Superpriority Claim granted to the Lender other than that granted in the DIP Financing Orders and other than with respect to the Carve-Out; provided, however, that notwithstanding the foregoing, nothing shall preclude any Loan Party from bringing or consenting to any motion that seeks approval of a payment, Lien or other transaction expressly permitted under the Loan Documents; or

     (s) Reorganization Plan. An order shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in any of the Cases (or any Loan Party shall propose a plan of reorganization or liquidation in any of the Cases) that does not contain a provision for termination of all of the Commitments and indefeasible payment in full in cash of the Obligations on or before the effective date of such plan; or

     (t) Order for  Termination.  An order  shall be entered  by the  Bankruptcy
Court, or any Loan Party shall make a motion for an order of the Bankruptcy Court, dismissing any of the Cases that does not contain a provision for termination of all of the Commitments and indefeasible payment in full in cash of the Obligations on the date any such order is entered.

     8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions without further order of or application to the Bankruptcy Court:

     (a) declare the Commitment of the Lender to make any Loans to be terminated, whereupon such Commitments shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Loan Parties; and

     (c) subject only to the giving of an "Enforcement Notice" under and as defined in the Interim Order to the parties entitled under the Interim Order to receive such notice, (i) exercise all rights and remedies available to it in respect of the collateral; or (ii) exercise all rights and remedies available to it and the Lender under the Loan Documents, the DIP Financing Orders or applicable Laws.

     8.03 Application of Funds.  After the exercise of remedies  provided for in
Section 8.02 and subject to the Carve-Out, any amounts received on account of the Obligations shall be applied by the Lender in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts;

     Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans;

     Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

     Fourth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Lender; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

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

                                   ARTICLE IX

                                    SECURITY

     9.01 Grant of Security. To induce the Lender to make the Loans to implement the DIP Financing Orders without in any way diminishing or limiting the effect of the DIP Financing Orders or the security interest, pledge and lien granted thereunder, the Borrower, the Parent and each other Loan Party hereby grants to the Lender, as security for the full and prompt payment when due of the
Obligations of such Loan Party under the Loan Documents (the "Secured Obligations"):

     (A) a continuing first priority Lien and security interest in and to all Primary Collateral (as defined below) of such Loan Party (subject only to (i) valid and perfected Liens in existence on the Petition Date and junior to such valid and perfected Liens, (ii) valid, enforceable and nonavoidable Liens existing as of the Petition Date, but perfected after the Petition Date pursuant to section 546(b) of the Bankruptcy Code, only to the extent such Post-Petition perfection is expressly permitted under the Bankruptcy Code, (iii) the Carve-Out and (iv) Permitted Senior Liens) in accordance with subsection 364(c)(2) of the Bankruptcy Code; and

     (B) continuing second best priority Lien and security interest in and to all Secondary Collateral (as defined below) of such Loan Party (subject only to (i) valid and perfected Liens in existence on the Petition Date and junior to such valid and perfected Liens, (ii) valid, enforceable and nonavoidable Liens existing as of the Petition Date, but perfected after the Petition Date, pursuant to Section 546(b) of the Bankruptcy Code, only to the extent such Post-Petition perfection is expressly permitted under the Bankruptcy Code, (iii) the Carve-Out; (iv) Permitted Senior Liens; and (v) first priority Liens).

     With respect to all real property the title to which is held by the Borrower, the Parent or any of the Loan Parties, or the possession of which is held by the Borrower or any of the Loan Parties pursuant to leasehold interest, the Borrower and each Loan Party hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Lender all of the right, title and interest of the Borrower and such Loan Parties in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Loan Parties in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all General Intangibles relating thereto and all proceeds thereof. The Borrower and each Loan Party acknowledges that, pursuant to the Orders, the Liens in favor of the Lender in all of such real property and leasehold instruments, including any Gate Leasehold (limited, in the case of Chicago Gates, only to the interests described in clause (i) below) shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Loan Party further agrees that, upon the request of the Lender, the Borrower and such Loan Party shall enter into separate fee or leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Lender.

          "Primary Collateral" means, except as otherwise specified in the DIP Financing Orders and in the definition of Collateral set forth in Section 1.01,

    (i)        (1) all  property  owned or leased  (except as  provided
               below in this clause (i)(1)) by any of the Loan Parties as of the date hereof at the Chicago Midway Airport in which the Lender does not already hold a valid, enforceable and perfected lien or security interest and the proceeds therefrom; provided, however, that the Lender shall not receive any Liens, security interests or operational rights in, or any revisionary interests or any right to control or use the Chicago Midway Airport terminal facilities which are the subject of the Chicago Midway Facilities Lease themselves or in the Chicago Midway Facilities Lease for such airport terminal facilities, and (2) any interest the Loan Parties have in the right to receive the proceeds, if any, from any assumption and assignment, to any person engaged in the air transportation business, and no other person, of Chicago Midway Facilities Lease for any Chicago Midway Airport terminal facilities, as approved by the Bankruptcy Court and subject to any and all City of Chicago consents as are required; provided, further, that any such City of Chicago consent shall be absolute, exclusive and not subject to challenge by the Lender and the Loan Parties regardless of any adverse effect that the lack of, or conditions to, any such consent may have or be claimed on the amount of proceeds resulting from lack of consent to such an assumption and assignment. In connection with such consent of the City of Chicago, the Lender waives any and all purported legal or equitable claims or causes of action it may have against the Loan Parties and any third party, including but not limited to the City of Chicago, whose consent is required arising from any lack of, or conditions to, such a consent, including any claims based upon assignment under 11 U.S.C. 365, and covenants not to sue in furtherance thereof;

    (ii) any assets of the Loan Parties if and to the extent constituting the collateral pledged to the Authority pursuant to the Indiana DIP Orders, other than assets identified in clause (i) above, if such financing by the Authority has been repaid at any applicable time and such collateral pledged to the Authority has been released;

    (iii)       all of the  rights,  title  and  interest  of the Loan
               Parties under airport facility leases and any related contracts and agreements at all out-stations of the Loan Parties, except for (A) the out-stations at Honolulu International Airport, (B) out-stations at airports outside of the United States and (C) assets identified in clause (i) above, provided, however, that if any such airport facility leases and related contracts and agreements prohibit the granting of security interest in any such facilities, the Lender's interest shall be limited to the proceeds thereof until the Loan Parties (using commercially reasonable efforts) shall have obtained appropriate consents to pledge and assignment from relevant lessors of facilities;

     (iv) all of the property and assets of each Loan Party, of the types identified in this Section 9.01 below under clauses
               (a) through (h), but excluding assets identified in clause
               (i) above, that have not otherwise been pledged or which do not constitute the Secondary Collateral; and all proceeds of, collateral for, income, royalties and other payments

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               now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Primary Collateral and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Primary Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

     "Secondary Collateral" means, except as otherwise specified in the DIP Financing Orders and in the definition of Collateral set forth in Section 1.01, all of the property and assets of each Loan Party and its estate, real and personal, tangible and intangible, whether now owned or hereafter acquired or arising and regardless of where located, including but not limited to:

     (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, aircraft engines, aircraft propellers, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the "Equipment");

     (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Loan Party has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Loan Party has an interest or right as consignees) and (iii) goods that are returned to or repossessed or stopped in transit by such Loan Party), and all accessions thereto and products thereof and documents therefore, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the "Inventory");

     (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause(d), (e) or (f) below, being the "Receivables", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts to the extent not referred to in clause (d), (e) or (f) below being the "Related Contracts");

     (d) the following (the "Security Collateral"):

     (i) all shares of stock and other Equity Interests from time to time acquired by such Loan Party in any manner (the "Pledged Equity"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

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

     (ii) all indebtedness from time to time owed to such Loan Party (such indebtedness being the "Pledged Debt") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

     (iii) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements,
(C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Loan Party has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

     (e) the following (collectively, the "Account Collateral"):

     (i) all deposit and other bank accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

     (ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Lender for or on behalf of such Loan Party, including, without limitation; those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

     (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

     (f) the following (collectively, the "Intellectual Property Collateral"):

          (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto ("Patents");

          (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");

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

          (iii) all copyrights, including, without limitation, copyrights in Computer Software, internet web sites and the content thereof, whether registered or unregistered ("Copyrights");

          (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("Computer Software");

          (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

          (vi) all registrations and applications for registration for any of the foregoing, executed by such Loan Party to the Lender from time to time), together with all reissues, divisions, continuations, continuations-in- part, extensions, renewals and reexaminations thereof;

          (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Loan Party accruing thereunder or pertaining thereto;

          (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Loan Party, now or hereafter, is a party or a beneficiary ("IP Agreements"); and

          (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

     (g) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Loan Party pertaining to any of the Collateral; and

     (h) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Secondary Collateral (including,

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

without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this
Section 9.01 and this clause (h)) and, to the extent not otherwise included, all
(A) payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

     Notwithstanding anything to the contrary in this Credit Agreement the Loan Documents or the DIP Financing Order, the Collateral shall not include: (i) any assets or property of the Loan Parties pledged by the Loan Parties Pre-Petition to the ATSB Lender Parties to secure the Loan Parties' Indebtedness under the ATSB Loan and (ii) any assets or property of the Loan Parties upon which the Bankruptcy Court shall have granted to the ATSB Lender Parties a replacement lien pursuant to the ATSB Cash Use Order to secure the Loan Parties' use of cash collateral under section 363 of the Bankruptcy Code (the "ATSB Collateral"), provided, however, that in the event that any ATSB Collateral shall be released by the ATSB Lender Parties, the Lender shall have the best priority interest in such released ATSB Collateral (subject only to any continuing Lien granted to the Authority under the Indiana DIP Orders) and each Loan Party hereby grants to the Lender, as security for the full and prompt payment when due of the Obligations of such Loan Party under the Loan Documents the best priority interest in such released ATSB Collateral (subject only to any continuing Lien granted to the Authority under the Indiana DIP Orders); or (iii) the Section 1110 Assets.

     9.02 Further Assurances.

     (a) Each Loan Party agrees that from time to time, at the expense of such Loan Party, such Loan Party will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Loan Party hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Loan Party. Without limiting the generality of the foregoing, each Loan Party will within a commercially reasonable time with respect to Collateral of such Loan Party: (i) at the request of the Lender, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, and each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Lender, indicating that such document, chattel paper, Related Contract, or Collateral is subject to the security interest granted hereby; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Loan Party hereunder; (iii) at the request of the Lender, deliver to the Lender certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) at the request of the Lender, take all action reasonably necessary to ensure within the time required hereunder that the Lender has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the Uniform Commercial Code and in Section 16 of the Uniform Electronics Transactions Act, as in effect in the jurisdiction governing such transferable record; (v) at the request of the Lender, take all action reasonably necessary to ensure that the Lender's security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; (vi) at the reasonable request of the Lender, cause the Lender to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the

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

Uniform Commercial Code; and (viii) deliver to the Lender evidence that all other action that the Lender may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Loan Party in the Collateral under this Credit Agreement has been taken.

     (b) Each Loan Party hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Loan Party, in each case without the signature of such Loan Party, and regardless of whether any particular asset described in such financing statements falls within the scope of the Uniform Commercial Code or the granting clause of this Credit Agreement. A photocopy or other reproduction of this Credit Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law. Each Loan Party ratifies its authorization for the Lender to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

     (c) Each Loan Party will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral of such Loan Party and such other reports in connection with such Collateral as the Lender may reasonably request, all in reasonable detail.

     (d) Notwithstanding subsections (a) and (b) of this Section 9.02, or any failure on the part of any Loan Party or the Lender to take any of the actions set forth in such subsections, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim Order and the Final Order, as applicable. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interests granted by or pursuant to this Credit Agreement, the Interim Order or the Final Order.

     9.03 Rights of Lender; Limitations on Lender's Obligations.

     (a) Subject to each Loan Party's rights and duties under the Bankruptcy Code (including Section 365 of the Bankruptcy Code), and anything herein to the contrary notwithstanding, (i) each Loan Party shall remain liable under the contracts and agreements included in such Loan Party's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Credit Agreement had not been executed (including paying cure costs if such contracts or agreements are assumed), (ii) the exercise by the Lender of any of the rights hereunder shall not release any Loan Party from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Credit Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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

     (b) Except as otherwise provided in this subsection (b), each Loan Party will continue to collect, at its own expense, all amounts due or to become due such Loan Party under the Receivables and Related Contracts. In connection with such collections, such Loan Party may take (and, at Lender's direction, will take) such action as such Loan Party or the Lender may reasonably deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided, however, that, subject to any requirement of notice provided in the Orders or in Section 8.02, the Lender shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the obligors, under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Lender and to direct such obligors to make payment of all amounts due or to become due to such Loan Party thereunder directly to the Lender and, upon such notification and at the expense of such Loan Party, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Loan Party might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth in Section 9-607 of the Uniform Commercial Code. Upon and during the exercise by the Lender of any of the remedies described in the proviso of the immediately preceding sentence,
(i) any and all amounts and proceeds (including, without limitation, instruments) received by such Loan Party in respect of the Receivables and Related Contracts of such Loan Party shall be received in trust for the benefit of the hereunder, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be deposited in a collateral account maintained with the and applied as provided in Section 9.07(b) and (ii) such Loan Party will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any obligor thereof, or allow any credit or discount thereon. No Loan Party will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.

     (c) The Lender shall have the right to make test verification of the Receivables in any manner and through any medium that it considers advisable in its reasonable discretion, and each Loan Party agrees to furnish all such assistance and information as the Lender may reasonably require in connection therewith.

     9.04 Covenants of the Loan Parties with Respect to Collateral. Each Loan Party hereby covenants and agrees with the Lender that from and after the date of this Credit Agreement and until the Secured Obligations (other than contingent indemnification obligations which are not then due and payable) are fully satisfied:

     (a) Delivery and Control of Pledged Equity.

          (i) All certificates or instruments representing or evidencing Pledged Equity shall be delivered to the Lender (or, in the event that the Pledged Equity constitutes Secondary Collateral to a Person to whom the Loan Parties have granted a first lien in the Pledged Equity, subject to the terms of this Credit Agreement) and held by or on behalf of the Lender pursuant hereto at the request of the Lender, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender.

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

          (ii) With respect to any Pledged Equity in which any Loan Party has any right, title or interest and that constitutes an uncertificated security, such Loan Party will cause the issuer thereof either (i) to register the Lender as the registered owner of such security or (ii) to agree in an authenticated record with such Loan Party and the Lender that such issuer will comply with instructions with respect to such security originated by the Lender without further consent of such Loan Party, such authenticated record to be in form and substance reasonably satisfactory to the Lender. With respect to any Security Collateral in which any Loan Party has any right, title, or interest and that is not an uncertificated security, upon the request of the Lender, such Loan Party will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

          (iii) Except as provided in Section 9.07, such Loan Party shall be entitled to receive all cash dividends paid in respect of the Pledged Equity with respect to the Pledged Equity.

          (iv) Except as provided in Section 9.07 and subject to Article VII, such Loan Party will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Equity.

     (b) Maintenance of Records. Such Loan Party will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings concerning the Collateral in each case in accordance with its normal business practice.

     (c) Indemnification with Respect to Collateral. In any suit, proceeding or action brought by the Lender relating to any Collateral for any sum owing thereunder or to enforce any provision of any Collateral in each case, brought by the Lender in accordance with this Credit Agreement, such Loan Party will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by the Lender by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Loan Party, and all such obligations of such Loan Party shall be and remain enforceable against and only against such Loan Party and shall not be enforceable against the Lender.

     (d) Limitation on Liens on Collateral. Such Loan Party will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 7.01 and will defend the right, title and interest of the Lender in and to all of such Loan Party's rights under the Collateral against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under
Section 7.01.

     (e) Limitations on Modifications of Receivables. Except with respect to intercompany Receivables among the Loan Parties, such Loan Party will not, without the Lender's prior written consent, grant any extension of the time of payment under or in respect of any of the Receivables or Related Contracts,

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

compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing which are done in the ordinary course of business, consistent with past practices, and trade discounts granted in the ordinary course of business of such Loan Party.

     (f)  Notices.  Such Loan  Party  will  advise  the  Lender,  the  Creditors
Committee and the ATSB promptly after it obtains knowledge thereof, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Liens permitted under Section 7.01, and (ii) of the occurrence of any other event which would result in a material adverse change with respect to the aggregate value of the Collateral or on the security interests created hereunder.

     (g) Maintenance of Equipment. Such Loan Party will keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by such Loan Party on a basis consistent with past practices, ordinary wear and tear excepted.

     (h) As to Intellectual Property Collateral.

          (i) With respect to each item of its Intellectual Property Collateral, each Loan Party agrees to take, at its expense, all necessary steps, including, without limitation, in the US. Patent and Trademark Office, the U.S. Copyright Office and any other applicable U.S. Governmental Authority, to (A) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (B) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Loan Party, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other applicable U.S. Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S.
     Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Loan Party shall, without the written consent of the Lender, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Loan Party shall have determined prior to such cessation of use or abandonment that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Loan Party's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Loan Party will give prompt notice of any such abandonment to the Lender.

          (ii) Each Loan Party agrees promptly to notify the Lender if such Loan Party becomes aware (A) that any material item of the Intellectual Property Collateral has become abandoned, placed in the public domain, invalid or, unenforceable, or of any adverse determination or development regarding such Loan Party's ownership of any of the material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (B) of any adverse determination or the institution of

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     any  proceeding  (including,  without  limitation,  the  institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any material item of the Intellectual Property Collateral.

          (iii) In the event that any Loan Party becomes aware that any item of the Intellectual Property Collateral that is material to such Loan Party's business is being infringed or misappropriated by a third party, such Loan Party shall promptly notify the Lender and shall take such actions, at its expense, as such Loan Party or the Lender deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

          (iv) Each Loan Party shall use proper statutory notice (where necessary) in connection with its use of each item of its Intellectual Property Collateral. No Loan Party shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain except to the extent that it is commercially reasonable to do so.

          (v) Each Loan Party shall take all reasonable steps which it or the Lender deems appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

          (vi) Each Loan Party agrees that should it obtain an ownership interest in any item of the type set forth in Section 9.01(f) that is not on the date hereof a part of the Intellectual Property Collateral ("After-Acquired Intellectual Property") (i) the provisions of this Credit Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Credit Agreement with respect thereto. At the end of each month, each Loan Party shall give prompt written notice to the Lender identifying the After-Acquired Intellectual Property acquired during such month (if any), and such Loan Party shall execute and deliver to the Lender with such written notice, or otherwise authenticate, an IP Security Agreement Supplement covering such After-Acquired Intellectual Property which shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable Governmental Authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

     9.05 Performance by Lender of the Loan Parties' Obligations.

     (a) Lender Appointed Attorney-in-Fact. Each Loan Party hereby irrevocably appoints the Lender such Loan Party's attorney-in-fact, with full authority in the place and stead of such Loan Party and in the name of such Loan Party or

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otherwise,  from time to time, in the Lender's  discretion  after the occurrence and during the continuance of an Event of Default, and after the Lender has complied with the notice provisions of the Interim Order or the Final Order, to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purposes of this Credit Agreement, including, without limitation:

          (i) to obtain and adjust insurance required to be paid to the Lender pursuant to this Credit Agreement,

          (ii) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (iii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above, and

          (iv) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; provided that the Lender shall not exercise any such rights under this Section 9.05(a) except upon occurrence and during the continuance of an Event of Default and after complying with the notice provisions of the Interim Order or the Final Order.

     (b) Lender May Perform. If any Loan Party fails to perform any agreement contained herein, the Lender may, as the Lender deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so after the occurrence and during the continuance of an Event of Default, and after the Lender has complied with the notice provisions of the Interim Order or the Final Order, itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by such Loan Party under Section 11.04.

     (c) Lender Not Liable. The Lender shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code (excluding the Carve-Out) and the Collateral may not be charged for the incurrence of any such cost.

     9.06 The Lender's Duties.

     (a) The powers conferred on the Lender hereunder are solely to protect the Lender's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Lender pursuant to the terms of the Loan Documents, the Lender shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the grantor of such Collateral shall be responsible for preservation of all rights in the Collateral, and the Lender shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to such grantor. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Lender shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to the terms of the Loan Documents, the Lender shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

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     (b) Anything contained herein to the contrary  notwithstanding,  the Lender may from time to time, when the Lender deems it to be necessary, appoint one or more agent (each an "Agent") for the Lender hereunder with respect to all or any part of the Collateral. In the event that the Lender so appoints any Agent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Loan Party hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Lender, for the benefit of the Lender, as security for the Secured Obligations of such Loan Party, (ii) such Agent shall automatically be vested, in addition to the Lender, with all rights, powers, privileges, interests and remedies of the Lender hereunder with respect to such Collateral, and (iii) the term "Lender" when used herein in relation to any rights, powers, privileges, interests and remedies of the Lender with respect to such Collateral, shall include such Agent; provided, however, that no such Agent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Lender.

     9.07 Remedies. If any Event of Default shall have occurred and be continuing:

     (a) The Lender may, subject only to compliance with the notice provisions of the Interim Order or the Final Order, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may: (i) require each Loan Party to, and each Loan Party hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place and time to be designated by the Lender that is reasonably convenient to such Loan Party and the Lender; (ii) without notice except as specified below or in the Orders, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable; (iii) occupy any premises owned or leased by any of the Loan Parties where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Loan Party in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Loan Parties under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Loan Party to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the Uniform Commercial Code. Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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

     (b) Subject to the Carve-Out, any cash held by or on behalf of the Lender and all cash proceeds received by or on behalf of the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations, in the manner set forth in Section 8.03. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of the Secured Obligations shall be paid over to the applicable Loan Party or to whomever may be lawfully entitle to receive such surplus.

     (c) Subject to the Carve-Out, all payments received by any Loan Party under or in connection with the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement).

     (d) The Lender may, without notice to any Loan Party except as required by law, the Orders or Section 8.02 and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

     (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Loan Party, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Loan Party shall supply to the Lender or its designee such Loan Party's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Loan Party's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Loan Party.

     (f) The Lender is authorized, in connection with any sale of the Security Collateral pursuant to this Section 10.07, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

     9.08 Modifications.

     The Liens, lien priority, administrative priorities and other rights and remedies granted to the Lender pursuant to this Credit Agreement, the Interim Order and/or the Final Order (specifically, including, but not limited to, the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any of the Loan Parties (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Cases, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

          (i) except for the Carve-Out having priority over the Secured Obligations, no costs or expenses of administration which have been or may

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

    be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Lender or the Lender against the Loan Parties in respect of any Obligation;

          (ii) the liens and security interests granted herein and in the Orders shall constitute valid and perfected first priority liens and security interest in the Primary Collateral and second best priority liens and security interest in the Secondary Collateral (subject only to (A) the Carve-Out, (B) valid and perfected liens in existence on the Petition Date and junior to such valid and perfected Liens and (C) only to the extent such post-petition perfection is expressly permitted by the Bankruptcy Code, valid, nonavoidable and enforceable Liens existing as of the Petition Date, but perfected after the Petition Date, in accordance with sections 364(c) (2) and (3) of the Bankruptcy Code, and shall be prior (or second best with respect to liens in the Secondary Collateral) to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

          (iii) the liens and security interests granted hereunder shall continue valid and perfected security interest without the necessity that financing statements or Mortgages be filed or that any other action be taken under applicable nonbankruptcy law.

     9.09 Release; Termination.

     (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, such Collateral shall be released from the assignment and security interest granted hereby, and in connection therewith, the Lender will, at such Loan Party's expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence the release of such item of Collateral (other than Inventory sold in the ordinary course of business) from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.02, shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Lender when and as required under Section 2.02, and (iii) in the case of Collateral sold or disposed of, the release of a Lien created hereby will not be effective until the receipt by the Lender of the Net Cash Proceeds arising from the sale or disposition of such Collateral.

     (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations which are not then due and payable), (ii) the Maturity Date and (iii) the termination or expiration of the Chicago Guaranty, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination, the Lender will, at the applicable Loan Party's expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

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

                                    ARTICLE X

                                    GUARANTY

     10.01 Guaranty. Each Guarantor, severally, unconditionally and irrevocably guarantees (the undertaking by each Guarantor under this Article X being the "Guaranty") the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all of the Obligations of each of the other Loan Parties now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Lender solely in enforcing any rights under this Guaranty or any other Loan Document.

     10.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and such Guarantor hereby irrevocably waives any defenses it may now or hereafter have in-any way relating to, any and all of the following:

     (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

     (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from this Guaranty or any other guaranty, for all or any of the Guaranteed Obligations;

     (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other property and assets of any other Loan Party or any of its Subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries;

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

     (f) any failure of the Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Lender, as the case may be (such Guarantor waiving any duty on the part of the Lender to disclose such information);

     (g) the failure of any other Person to execute this Credit Agreement or any other guarantee or agreement of the release or reduction of the liability of any of the other Loan Parties or any other guarantor or surety with respect to the Guaranteed Obligations; or (h) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Lender) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Loan Party or any other guarantor or surety.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender or by any other Person upon the insolvency, bankruptcy or reorganization of any other Loan Party or otherwise, all as though such payment had not been made. 10.03 Waivers and Acknowledgments.

     (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that the Lender protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any Collateral.

     (b) Each Guarantor hereby unconditionally waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed obligations, whether existing now or in the future.

     (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

     (d) Each Guarantor acknowledges that the Lender may, without notice (except to the extent required by the notice provisions of the Interim Order or the Final Order) to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any Mortgage by nonjudicial sale, and such Guarantor hereby waives any defense to the recovery by the Lender against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Laws.

     (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by Lender.

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     (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.02 and this Section 10.03 are knowingly made in contemplation of such benefits.

     10.04 Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of its Obligations under this Guaranty or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash terminated or been cancelled and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Lender (in the same form as so received) and shall forthwith be paid to the Lender (without any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall pay to the Lender all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Maturity Date shall have occurred, the Lender will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by such Guarantor pursuant to this Guaranty.

     10.05 Subordination. Each Guarantor agrees that any and all present and future debts and obligations of the Borrower or any other Guarantor to such Guarantor hereby are subordinated to the claims of the Lender and hereby are assigned by such Guarantor to the Lender as security for the payment and performance of such Guarantor's Guaranteed Obligations.

     10.06 Continuing Guarantee; Assignments. This Guaranty is a continuing guaranty and each Guarantor agrees that the Guaranteed Obligations of such Guarantor under this Guaranty shall be primary obligations of such Guarantor, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that such Guarantor may have against the Lender,

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

the Borrower, any other Guarantor or any other Person and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (ii) the Maturity Date, (b) be binding upon each Guarantor and its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender under this Article X.

     10.07 No Reliance. Each Guarantor has, independently and without reliance upon the Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower (and with the consent of the Creditors Committee and the ATSB) or the applicable Loan Party, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment or waiver of any provision of this Credit Agreement or any other Loan Document affecting the ATSB or the ATSB Collateral or the Indiana Collateral and the ranking of the security interest of the ATSB Lender Parties and the Authority shall be effective unless in writing signed by the Lender, the Borrower, the applicable Loan Party, the ATSB Lender Parties (with respect to any amendments affecting the ATSB Lender Parties or the ATSB Collateral), and the Authority (with respect to any amendments affecting the Authority or the Indiana Collateral)and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     11.02 Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided in Section 2.02 or otherwise, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable address, facsimile number, electronic mail address or telephone number specified for such Person on the signature page hereto or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

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     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may
be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, and the Lender. The Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose as effective notice under this Credit Agreement.

     (d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.

     (e) Copies of Notices. Copies of all notices delivered under this Credit Agreement shall be provided to: (i) the ATSB in accordance with the notice provisions of the DIP Financing Order (with a copy to Curtis Mallet-Prevost, Colt & Mosle LLP, 101 Park Avenue, New York, New York 10178, Fax: (212) 696-6065
Attention: Steven, J. Reisman, Esq., (ii) the Creditors Committee in accordance with the notice provisions of the DIP Financing Orders, (iii) the United States Department of Justice, Commercial Litigation Branch, Civil Division, P.O. Box 875, Ben Franklin Station, Washington, DC 20044, Attention: Attention: Andrea Horowitz Handel, Esq.

     11.03 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transaction contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs (including, without limitation, specialty and local counsel), in addition to any other expenses described in paragraph 3 of the Bid Proposal, shall not to exceed $1,000,000 in the aggregate and shall be paid upon the funding pursuant to the terms of the Investment Agreement, and (b) to pay or reimburse the Lender for all costs and expenses incurred in connection with the enforcement of any rights

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or remedies under this Credit  Agreement or the other Loan Documents  (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Lender and the cost of independent public accountants and other outside experts retained by the Lender. All amounts due under this Section 11.04(b) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Loan Party by the Lender, in its sole discretion.

     11.05 Indemnification by the Loan Parties. Whether or not the transactions contemplated hereby are consummated, each Loan Party shall defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys, advisors and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the Attorney Costs in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Credit Agreement, the Transaction, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loan or the use or intended use of the proceeds of the Loan; except to the extent that direct damages (as opposed to special) indirect, consequential or punitive damages (including, without limitation, any loss of products, business or anticipated savings) are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable Laws. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Loan Parties, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 11.05 shall survive the satisfaction and payment of the Obligations and the termination of this Credit Agreement conclusive agreements.

     11.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in

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connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

     11.07 Successors and Assigns.

     (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

     11.08 Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     11.09 Setoff. In addition to any rights and remedies of the Lender provided by law, subject to any notice or other requirement contained in the DIP Financing Orders and after complying with the notice provisions of the Interim Order or the Final Order, upon the occurrence and during the continuance of any

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Event of Default  and the making of the  request or the  granting of the consent specified by Section 8.02 to authorize the Lender to declare the Loans due and payable pursuant to the provisions of Section 8.02, the Lender and each of its Affiliates is authorized at any time and from time to time, without (i) further order of or application to the Bankruptcy Court and (ii) prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Credit Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Lender and its Affiliates may have.

     11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     11.11 Counterparts. This Credit Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Credit Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Credit Agreement and such other Loan Document.

     11.12 Integration. This Credit Agreement, together with the DIP Financing Orders and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Credit Agreement and those of any other Loan Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in any other Loan Document shall not be deemed a conflict with this Credit Agreement. In the event of any conflict between this Credit Agreement or any other Loan Document and the DIP Financing Orders, the DIP Financing Orders shall control. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

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     11.13 Survival of Representations  and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith
shall   survive  the   execution   and  delivery   hereof  and   thereof.   Such
representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or the Chicago Guaranty shall remain outstanding.

     11.14 Severability. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.15 Governing Law.

     (a) THIS CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

     (b) EACH PARTY TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE JURISDICTION OF THE BANKRUPTCY COURT. THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER AND THE LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

     11.16 Waiver of Right to Trial by Jury. EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM

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WITH RESPECT TO ANY LOAN DOCUMENT,  OR THE TRANSACTIONS RELATED THERETO, IN EACH
CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     11.17 Binding Effect. This Credit Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

[signatures on following pages]


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         IN WITNESS WHEREOF, the parties hereto have caused this Credit
Agreement to be duly executed as of the date first above written.

                            LENDER:

                            SOUTHWEST AIRLINES CO., a Texas corporation

                            By:               /s/ Gary C. Kelly
                            Name:             Gary C. Kelly
                            Title:            Chief Executive Officer
                            Address:          2702 Love Field Drive
                                              Dallas, Texas  75235
                            Facsimile:        (214) 792-5151
                            Attention:        Deborah Ackerman, Esq.

                            BORROWER:

                            ATA AIRLINES, INC., an Indiana corporation

                            By:               /s/ Gilbert F. Viets
                            Name:             Gilbert F. Viets
                            Title:            Executive Vice President and
                                              Chief Restructuring Officer
                            Address:          7337 W. Washington Street
                                              Indianapolis, Indiana  46231-1328
                            Facsimile:        (317) 282-7091
                            Tax ID:           35-1305077
                            Jurisdiction of Incorporation: Indiana


                            GUARANTORS:

                            ATA HOLDINGS CORP., an Indiana corporation

                            By:               /s/ Gilbert F. Viets
                            Name:             Gilbert F. Viets
                            Title:            Executive Vice President and
                                              Chief Restructuring Officer
                            Address:          7337 W. Washington Street
                                              Indianapolis, Indiana  46231-1328
                            Facsimile:        (317) 282-7091
                            Tax ID:           35-1617970
                            Jurisdiction of Incorporation: Indiana

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

                          AMBASSADAIR TRAVEL CLUB, INC., an Indiana corporation

                          By:               /s/ Gilbert F. Viets
                          Name:             Gilbert F. Viets
                          Title:            Executive Vice President and
                                           Chief Restructuring Officer
                           Address:          7337 W. Washington Street
                                              Indianapolis, Indiana  46231-1328
                           Facsimile:        (317) 282-7091
                           Tax ID:           35-1543699
                           Jurisdiction of Incorporation: Indiana

                           ATA LEISURE CORP., an Indiana corporation

                           By:               /s/ Gilbert F. Viets
                           Name:             Gilbert F. Viets
                           Title:            Executive Vice President and
                                             Chief Restructuring Officer
                           Address:          7337 W. Washington Street
                                             Indianapolis, Indiana  46231-1328
                           Facsimile:        (317) 282-7091
                           Tax ID:           35-1707490
                           Jurisdiction of Incorporation: Indiana


                           AMBER TRAVEL, INC., an Indiana corporation

                           By:               /s/ Gilbert F. Viets
                           Name:             Gilbert F. Viets
                           Title:            Executive Vice President and
                                             Chief Restructuring Officer
                           Address:          7337 W. Washington Street
                                             Indianapolis, Indiana  46231-1328
                           Facsimile:        (317) 282-7091
                           Tax ID:           35-1764784
                           Jurisdiction of Incorporation: Indiana

                            AMERICAN TRANS AIR EXECUJET, INC.,
                            an Indiana corporation

                           By:               /s/ Gilbert F. Viets
                           Name:             Gilbert F. Viets
                           Title:            Executive Vice President and
                                             Chief Restructuring Officer
                           Address:          7337 W. Washington Street
                                             Indianapolis, Indiana  46231-1328
                           Facsimile:        (317) 282-7091
                           Tax ID:            35-1768031
                           Jurisdiction of Incorporation: Indiana


                            ATA CARGO, INC., a California corporation

                           By:               /s/ Gilbert F. Viets
                           Name:             Gilbert F. Viets
                           Title:            Executive Vice President and
                                             Chief Restructuring Officer
                           Address:          7337 W. Washington Street
                                             Indianapolis, Indiana  46231-1328
                           Facsimile:        (317) 282-7091
                           Tax ID:            35-1829498
                           Jurisdiction of Incorporation: California


                           CHICAGO EXPRESS AIRLINES, INC., a Georgia corporation

                           By:               /s/ Gilbert F. Viets
                           Name:             Gilbert F. Viets
                           Title:            Executive Vice President and
                                             Chief Restructuring Officer
                           Address:          7337 W. Washington Street
                                             Indianapolis, Indiana  46231-1328
                           Facsimile:        (317) 282-7091
                           Tax ID:            58-2036179
                           Jurisdiction of Incorporation: Georgia

                                    EXHIBIT A

                                FORM OF TERM NOTE




$40,000,000.00
                                                              December 22, 2004


     FOR VALUE RECEIVED, ATA AIRLINES INC., an Indiana corporation (the "Borrower") promises to pay to the order of SOUTHWEST AIRLINES CO., a Texas corporation ("Payee") (i) the principal amount of Forty Million AND NO/100THS DOLLARS ($40,000,000.00) plus (ii) the full amount of the accrued and unpaid Closing Fee.

     Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times that shall be determined in accordance with the provisions of that certain Secured Debtor-in Possession Credit and Security Agreement dated as of the date hereof, as the same may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time (the "Credit Agreement"), by and among Borrower, Borrower's Parent and its Subsidiaries as Guarantors, and Payee, as lender. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Except as provided below, Borrower shall make principal payment on this Term Note, together with all accrued and unpaid interest and fees in the manner set forth in Section 2.03(a) of the Credit Agreement.

     This Term Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby were made and are to be repaid.

     All payments of principal and interest of this Term Note and any fees hereunder shall be made in lawful money of the United States of America in same day funds at the office of the Payee at 2702 Love Field Drive, Dallas, Texas or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     Whenever any payment on this Term Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Term Note.

     This Term Note is subject to mandatory prepayment as provided in Section 2.02(b) of the Credit Agreement and to prepayment at the option of the Borrower as provided in Section 2.02(a) of the Credit Agreement.

    THIS TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS-OF-LAWS PRINCIPLES.

     Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Term Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions, and with the effect provided in the Credit Agreement.

     The terms of this Term Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Term Note is guaranteed pursuant to the provisions of the Credit Agreement and is also secured by the other Collateral Documents, as more fully set forth in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Term Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Term Note at the place, at the respective times, and in the currency herein prescribed.

     Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in Section 11.04 of the Credit Agreement, incurred in the collection and enforcement of this Term Note. Borrower and any endorsers of this Term Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     Borrower hereby waives presentment for payment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term Note, and expressly agrees that this Term Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of the Borrower hereunder or any guarantor hereof.

     Time for the performance of the Borrower's obligations under this Term Note is of the essence.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Borrower has caused this Term Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                      BORROWER:

                                      ATA AIRLINES INC., an Indiana corporation
                                      By:
                                      Name:
                                      Title:

                                LIST OF SCHEDULES

     Schedule 5.03 - Required Approvals - No exceptions

     Schedule 5.08(b) - Liens on Collateral [to be provided by the Loan Parties in accordance with Section 6.27(a)(iv) - Schedule will specify only Liens permitted under Section 7.01 - any other Liens in this Schedule 5.08(b) will have to be approved by the Lender in its sole discretion]

     Schedule 5.08(c) - Slots [to be provided in accordance with Section 6.27(a)(iv)]

     Schedule 5.08(d) - Gate Leaseholds [to be provided Loan Parties in accordance with Section 6.27(a)(iv)]

     Schedule 5.11 - Taxes - No exceptions

     Schedule 5.13(a) - Subsidiaries [to be provided Loan Parties in accordance with Section 6.27(a)(iv) - Schedule will list all Guarantors, other than the Parent]

     Schedule 5.13(b) - Investments [to be provided Loan Parties in accordance with Section 6.27(a)(iv)]

     Schedule 5.17 - Intellectual Property - No exceptions

     Schedule 5.21 - Pledge of Equity; Pledge of Debt [to be provided Loan Parties in accordance with Section 6.27(a)(iv)]

                                 LIST OF ANNEXES

     Annex A - Exit Facility Term Sheet (appended to the execution copy)

     Annex B- Investment Agreement Term Sheet (appended to the execution copy)